Execution Version US-DOCS\137446087.12 NOTE PURCHASE AGREEMENT by and among BIRD GLOBAL, INC., as Issuer THE SEVERAL PURCHASERS FROM TIME TO TIME PARTY HERETO AND U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent Dated as of December 30, 2022

i US-DOCS\137446087.12 TABLE OF CONTENTS Page 1. DEFINITIONS AND OTHER TERMS ..............................................................................1 1.1 Terms .......................................................................................................................1 1.2 Section References ...................................................................................................1 1.3 Divisions ..................................................................................................................1 1.4 Definitions ................................................................................................................1 1.5 Material Adverse Effect .........................................................................................30 2. NOTES AND TERMS OF PAYMENT ............................................................................30 2.1 Issuance of Notes ...................................................................................................30 2.2 Payment of Interest on the Notes ...........................................................................35 2.3 Purchasers’ Expenses .............................................................................................35 2.4 Collateral Agent Fees .............................................................................................35 2.5 Taxes; Increased Costs ...........................................................................................36 2.6 Notes ......................................................................................................................36 2.7 Redemption ............................................................................................................36 2.8 Conversion .............................................................................................................37 2.9 Limitation on Conversion ......................................................................................52 2.10 Effect of Common Stock Change Event ................................................................52 3. CONDITIONS OF NOTES ...............................................................................................53 3.1 Conditions Precedent to Closing ............................................................................53 3.2 Conditions Precedent to Acquisition Closing ........................................................55 3.3 Covenant to Deliver ...............................................................................................55 3.4 Post-Closing Obligations .......................................................................................55 4. CREATION OF SECURITY INTEREST .........................................................................56 4.1 Grant of Security Interest .......................................................................................56 4.2 Representations, Warranties and Covenants ..........................................................56 4.3 Registration in Nominee Name ..............................................................................57 4.4 Voting Rights; Dividends and Interest ...................................................................57 4.5 Other Collateral ......................................................................................................58 4.6 Release of Issuer Pledged Collateral ......................................................................58 5. REPRESENTATIONS AND WARRANTIES OF THE ISSUER ....................................58 5.1 Organization and Good Standing ...........................................................................58 5.2 Due Qualification ...................................................................................................58 5.3 Power and Authority; Due Authorization ..............................................................58 5.4 Binding Obligations ...............................................................................................59 5.5 No Conflict or Violation ........................................................................................59

	5.6	Litigation and Other Proceedings	59
	5.7	Government Approvals	60
	5.8	Solvency	60
	5.9	Offices; Legal Name	60
	5.10	Investment Company Act	60
	5.11	Accuracy of Information	60
	5.12	Anti-Money Laundering/International Trade Law Compliance	60
	5.13	Perfection Representations	61
	5.14	Compliance with Applicable Laws	61
	5.15	Taxes	61
	5.16	No Broker's Fees	61
	5.17	No General Solicitation	61
6.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS		62
	6.1	Organization and Good Standing	62
	6.2	Power and Authority; Due Authorization	62
	6.3	Binding Obligations	62
	6.4	No Conflict or Violation	62
	6.5	Litigation and Other Proceedings	62
	6.6	Government Approvals	63
	6.7	Evaluation of Risks	63
	6.8	No Legal, Investment, or Tax Advice from the Issuer	63
	6.9	Investment Purpose	63
	6.10	Accredited Investor	64
	6.11	Reliance on Exemptions	64
	6.12	No Governmental Review	64
	6.13	Information	65
	6.14	Not an Affiliate	65
	6.15	No Prior Short Sales	65
	6.16	General Solicitation	65
	6.17	ERISA	65
7.	AFFIRMATIVE COVENANTS		66
	7.1	Financial Reporting; Notices	66
	7.2	Security Interest, Etc	67
	7.3	Taxes	67
	7.4	Insurance	67
	7.5	Use of Proceeds	68
8.	NEGATIVE COVENANTS		68
	8.1	Fundamental Changes; Dispositions	68
	8.2	Mergers or Acquisitions	69
	8.3	Incurrence of Indebtedness and Issuance of Preferred Stock	69
	8.4	Incurrence of Liens	69

ii

US-DOCS\137446087.12

	8.5	Restricted Payments	70
	8.6	Transactions with Affiliates	70
	8.7	Anti-Layering	70
	8.8	Hedging Agreements.	70
9.	EVENTS OF DEFAULT		70
	9.1	Payment Default	71
	9.2	Covenant Default	71
	9.3	Other Default	71
	9.4	Cross-Default	71
	9.5	Insolvency.	71
	9.6	Note Documents	72
	9.7	Collateral	72
	9.8	Judgments	72
	9.9	Material Adverse Effect	72
	9.10	Change of Control	72
	9.11	Share Purchase Agreement	72
10.	RIGHTS AND REMEDIES		73
	10.1	Rights and Remedies	73
	10.2	Power of Attorney	75
	10.3	Protective Payments	76
	10.4	Application of Payments and Proceeds	76
	10.5	Liability for Collateral	77
	10.6	No Waiver; Remedies Cumulative	77
	10.7	Demand Waiver	77
	10.8	Setoff and Sharing of Payments	77
11.	NOTICES		78
12.	CHOICE OF LAW; VENUE; JURY TRIAL WAIVER		79
	12.1	Waiver of Jury Trial	79
	12.2	Governing Law and Jurisdiction	79
	12.3	Submission to Jurisdiction	79
	12.4	Service of Process	80
	12.5	Non-Exclusive Jurisdiction	80
13.	GENERAL PROVISIONS		80
	13.1	Successors and Assigns	80
	13.2	Indemnification; Waivers	81
	13.3	Severability of Provisions	82
	13.4	Correction of Note Documents	82
	13.5	Amendments in Writing; Integration	82
	13.6	Counterparts	84

iii

US-DOCS\137446087.12

iv US-DOCS\137446087.12 13.7 Survival ..................................................................................................................84 13.8 Confidentiality .......................................................................................................84 13.9 Public Announcement ............................................................................................85 13.10 Collateral Agent and Purchaser Agreement ...........................................................85 13.11 Time of Essence .....................................................................................................85 13.12 Several Obligations ................................................................................................85 13.13 Termination Prior to Maturity Date; Survival .......................................................86 13.14 Withholding ...........................................................................................................86 EXHIBITS A Description of Collateral B Form of Note C Collateral Agent Terms D Taxes; Increased Costs SCHEDULES 2.1 Purchasers 8.3 Indebtedness 8.4 Liens 8.5 Investments

1 US-DOCS\137446087.12 THIS NOTE PURCHASE AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, restated, supplemented, or otherwise modified from time to time, this “Agreement”), dated as of December 30, 2022 (the “Closing Date”), is entered into by and among the “Purchasers” signatory hereto (collectively with such other Persons, if any, that may from time to time become a party hereto as a purchaser pursuant to the terms of this Agreement, the “Purchasers,” and each, a “Purchaser”), Bird Global, Inc., a Delaware corporation (the “Issuer”), and U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), provides the terms on which the Purchasers, on the date hereof, shall purchase the Notes (as defined below) as set forth herein. The parties agree as follows: 1. DEFINITIONS AND OTHER TERMS 1.1 Terms. Capitalized terms used herein shall have the meanings set forth in Section 1.4 to the extent defined therein. All other capitalized terms used but not defined herein shall have the meaning given to such terms in the Code. Any accounting term used but not defined herein shall be construed in accordance with GAAP, and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules. Notwithstanding anything to the contrary contained herein, for purposes of determining compliance with any covenant all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of ASC 842 (or any other ASC having a similar result or effect) (and related interpretations) shall continue to be accounted for as operating leases (whether or not such operating lease obligations were in effect on such date), notwithstanding the fact that such obligations are required in accordance with ASC 842 or otherwise (on a prospective or retroactive basis or otherwise) to be treated as capital lease obligations in the financial statements. 1.2 Section References. Any section, subsection, schedule, or exhibit references are to the sections, subsections, schedules, or exhibits of this Agreement unless otherwise specified. 1.3 Divisions. For all purposes under the Note Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation, or liability of any Person becomes the asset, right, obligation, or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person; and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. 1.4 Definitions. The following terms are defined in the sections or subsections referenced opposite such terms: “Acquisition Closing” Section 2.1(a)(iii) “Additional Shares” Section 2.8(d)(vii) “Agreement” Preamble “Business Combination Event” Section 8.2 “Cash Consideration Purchasers” Section 2.1(a)(i) “Change of Control Offer” Section 2.1(d)(ii)

2 US-DOCS\137446087.12 “Claims” Section 13.2(a) “Closing” Section 2.1(a)(iii) “Closing Date” Preamble “Collateral Agent” Preamble “Common Stock Change Event” Section 2.10 “Communications” Section 11 “Default Rate” Section 2.2(b) “Event of Default” Section 9 “Excess Proceeds” Section 2.1(c)(ii) “Excess Proceeds Offer” Section 2.1(c)(ii) “Expiration Date” Section 2.8(d)(v) “Expiration Time” Section 2.8(d)(v) “Indemnified Person” Section 13.2(a) “Issuer” Preamble “NI 45-106” Section 6.11 “Note” and “Notes” Section 2.1(a)(i) “PIK Interest” Section 2.2(d) “Purchaser” and “Purchasers” Preamble “Redemption” Section 2.7(a) “Redemption Notice” Section 2.7(c) “Reference Property” Section 2.10 “Reference Property Unit” Section 2.10 “Register” Section 13.1 “Representation Letter” Section 6.11 “Requisite Stockholder Approval” Section 2.9 “Seller” Section 2.1(b)(ii) “Share Consideration Purchasers” Section 2.1(a)(ii) “Spin-Off” Section 2.8(d)(iii)(2) “Spin-Off Valuation Period” Section 2.8(d)(iii)(2) “Successor Corporation” Section 8.2 “Successor Person” Section 2.10 “Tender/Exchange Offer Valuation Period” Section 2.8(d)(v) “Trigger Event” Section 2.8(d)(iii)(1) In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings: “Acquisition” means the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person. “Acquisition Closing Date” means January 3, 2023. “Acquisition Purchase Price” means, with respect to any Acquisition, an amount equal to the sum of (a) the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of any Note Party or any of its Subsidiaries issued in connection with such Acquisition), paid or delivered by a Note Party or any of its Subsidiaries

3 US-DOCS\137446087.12 (whether as initial consideration or through the payment or disposition of deferred consideration, including in the form of seller financing, royalty payments, payments allocated towards non- compete covenants, payments to principals for consulting services or other similar payments) in connection with such Acquisition, plus (b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Parent and its Subsidiaries after giving effect to such Acquisition, plus (c) the aggregate amount of all transaction fees, costs and expenses incurred by the Parent or any of its Subsidiaries in connection with such Acquisition. “Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise. “Affiliate Transaction” means any transaction or series of transactions, including any transaction or series of transactions in which the Issuer or any of its Subsidiaries acts to, directly or indirectly, make any payment to, or sell, lease, transfer, or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance, or guarantee with, or for the benefit of, any Affiliate of the Issuer or its Subsidiaries. “Anti-Terrorism Law” means any Applicable Law relating to terrorism financing, trade sanctions programs, and embargoes, import/export licensing, money laundering, or bribery and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time. “Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, requirement, restriction, permit, executive order, certificate, decision, directive, or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees, and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. “Applicable Premium” means, with respect to any Note on any applicable Redemption Date, as calculated by the Issuer, the excess, if any, of (a) (i) the Redemption Price of the Note on December 30, 2024 as set forth in Section 2.7(a) (including, for the avoidance of doubt, any PIK Interest paid with respect thereto) plus (ii) the present value on such Redemption Date of all required interest payments due on such Note (including, for the avoidance of doubt, on any PIK Interest paid with respect thereto) through December 30, 2024 (excluding accrued but unpaid interest to, but excluding, the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the then-outstanding principal amount of such Note (including, for the avoidance of doubt, any PIK Interest paid with respect thereto). For purposes of this definition, any PIK Interest that has been paid and capitalized and added to the principal amount of the Notes prior to the Redemption Notice Date will be included in the principal amount

4 US-DOCS\137446087.12 of the Notes for purposes of determining the redemption price of the Note on December 30, 2024, but all other interest payments thereafter will be deemed to be paid in cash. “ASC” means an Accounting Standards Codification issued by the Financial Accounting Standards Board. “Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1.00 in excess thereof. “Bankruptcy Code” means Title 11 of the United States Code, as amended. “Bird Rides” means Bird Rides, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Issuer. “Board of Directors” means the board of directors of the Issuer or any duly authorized committee or subcommittee of such board of directors. “Business Day” means a day other than a Saturday, Sunday, or other day on which banking institutions are authorized or required by law or regulation to close in the State of New York or, with respect to any payments to be made under this Agreement or any other Note Document, the place of payment. "Capitalized Lease" means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person. "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP. “Capital Stock” means: (1) in the case of a corporation or company, corporate stock or share capital; (2) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock). “Cash Consideration” means consideration paid by the Purchasers for the purchase of Notes in immediately available funds.

5 US-DOCS\137446087.12 “Cash Equivalents” means: (1) U.S. dollars or Canadian dollars, pounds sterling or euros; (2) marketable direct obligations issued by any state of the United States or the District of Columbia or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having one of the two highest ratings obtainable from either S&P Global Ratings, a division of S&P Global Inc. or its affiliates ("S&P"), or Moody's Investors Service, Inc. or its affiliates ("Moody's"); (3) commercial paper, maturing not more than one year after the date of issue rated P- 1 by Moody's or A-1 by S&P; (4) certificates of deposit maturing not more than one year after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (5) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (4) above and which are secured by readily marketable direct obligations of the United States or any agency thereof; (6) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; (7) marketable tax exempt securities rated A-1 or higher by Moody's or A or higher by S&P, in each case, maturing within one year from the date of acquisition thereof; and (h) in the case of any Foreign Subsidiary, cash and cash equivalents that are substantially equivalent in such jurisdiction to those described in clauses (a) through (g) above in respect of each country that is a member of the Organization for Economic Co-operation and Development. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above. “Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility): automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payables services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearinghouse fund transfer services, return items, and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities, and merchant services.

6 US-DOCS\137446087.12 “Change of Control” means the occurrence of any of the following: (1) (i) the Issuer ceases to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of Bird Rides; (ii) Bird Rides ceases to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Bird US Holdco, LLC; (iii) Bird US Holdco, LLC ceases to own, directly, 100% of the issued and outstanding Equity Interests of Bird US Opco, LLC, in each case free and clear of all Liens other than non-voluntary Liens arising under applicable statutes, Liens in favor of the Collateral Agent and, in the case of (ii) or (iii), Liens in favor of the Vehicle Financing Agent; or (2) (i) any Person (other than a Permitted Holder) or (ii) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Exchange Act), directly or indirectly, of Equity Interests representing more than forty percent (40%) of the aggregate ordinary Voting Stock of Issuer and the percentage of aggregate ordinary Voting Stock so held is greater than the percentage of the aggregate ordinary Voting Stock represented by the Equity Interests of Issuer beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders; unless, in the case of this clause (2), the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors. For the avoidance of doubt, the Transactions shall not be deemed to constitute a Change of Control. “Close of Business” means 5:00 p.m., New York City time. “Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided that, to the extent that the Code is used to define any term herein or in any Note Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

7 US-DOCS\137446087.12 “Collateral” means any and all properties, rights, and assets of the Issuer (including the Issuer Pledged Collateral) or any of its Subsidiaries subject to a Lien under the Note Documents in favor of the Collateral Agent, on behalf of the Secured Parties, to secure the Obligations. “Common Stock” means the Class A common stock, par value $0.0001 per share, of the Issuer. "Contingent Indemnity Obligations" means any Obligation constituting a contingent, unliquidated indemnification obligation of any Note Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made or is reasonably anticipated to be made with respect thereto. "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Person's obligation under any Contingent Obligation shall be determined in accordance with GAAP. "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 2.8(b) to convert such Note are satisfied. “Conversion Price” means, as of any time, an amount equal to (A) $1,000 divided by (B) the Conversion Rate in effect at such time. “Conversion Rate” means, initially, 3,473.4283 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Section 2.8; provided, further, that whenever this Agreement refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate as of the Close of Business on such date.

8 US-DOCS\137446087.12 “Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note. “Default” means any Event of Default or any event, occurrence or circumstance that, after notice or passage of time, or both, would be, an Event of Default. “Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person; provided that any such transaction or series of transactions shall not be deemed to be a “Disposition” if it has an aggregate Fair Market Value of less than $250,000. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts, (b) any disposition of property through a "plan of division" under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (c) the early termination or modification of any contract resulting in the receipt by any Note Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification) or (d) any sale of merchant accounts (or any rights thereto (including any rights to any residual payment stream with respect thereto)) by any Note Party. “Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale, in each case, so long as any rights of the holders thereof upon the occurrence of such change of control or asset sale event is subject to the prior repayment in full of the Obligations), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the obligation (not deferrable at the sole option of the issuer) to make scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is six months after the Maturity Date; provided that if such Equity Interest is issued pursuant to a plan for the benefit of employees of any Note Party or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by a Note Party in order to satisfy applicable statutory or regulatory obligations. “Effective Price” has the following meaning with respect to the issuance or sale of any shares of Common Stock or any Equity-Linked Securities: (1) in the case of the issuance or sale of shares of Common Stock, the value of the consideration received by the Issuer for such shares, expressed as an amount per share of Common Stock; and (2) in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose:

9 US-DOCS\137446087.12 (i) numerator is equal to sum, without duplication, of (x) the value of the aggregate consideration received by the Issuer for the issuance or sale of such Equity- Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and (ii) denominator is equal to the maximum number of shares of Common Stock underlying such Equity-Linked Securities; provided, however, that: (w) for purposes of this definition, (I) the value of consideration received by the Issuer shall be determined without deduction of any customary underwriting or similar commissions, reasonable compensation or reasonable concessions paid or allowed by the Issuer in connection with such issue or sale and without deduction of any reasonable and documented expenses payable by the Issuer, (II) to the extent any such consideration consists of property other than cash, the value of such property shall be its fair market value as determined in good faith by the Board of Directors, and (III) if shares of Common Stock or Equity-Linked Securities are issued or sold together with other Capital Stock or securities or other assets of the Issuer for a consideration that covers both, the Board of Directors shall determine in good faith the portion of the consideration so received to be allocable to such shares of Common Stock or Equity-Linked Securities. (x) for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (I) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (II) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (other than pursuant to “anti-dilution” or similar provisions consistent with those set forth in Sections 2.8(d)(i) through (v) herein), there will be deemed to occur, for purposes of Section 2.8(d)(vi) and without affecting any prior adjustments theretofore made to the Conversion Rate, an issuance of additional Equity-Linked Securities; (y) for purposes of clause (b) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and (z) the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

10 US-DOCS\137446087.12 “Equity Interests” means Capital Stock and all warrants, options, or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency or any debt security that is convertible into, or exchangeable for, Capital Stock). “Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock. “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. “Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free-market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Issuer). “Foreign Subsidiary” means any Subsidiary that is not a Person incorporated or organized under the laws of the United States, any state of the United States, or the District of Colombia or the federal laws of Canada or any province or territory of Canada. “GAAP” means generally accepted accounting principles in the United States of America, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination. “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” means any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, supplemented, or otherwise modified from time to time. “Guarantor” means any Person party to the Note Documents as of the date hereof (or from time to time) providing a Guarantee in favor of the Collateral Agent for the ratable benefit of the Secured Parties. “Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including any option with respect to any of the foregoing and any combination of the foregoing agreements

11 US-DOCS\137446087.12 or arrangements), and any confirmation executed in connection with any such agreement or arrangement. “Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services to the extent constituting liabilities under GAAP (other than (i) trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 120 days after the date such payable was due and other trade payables or other accounts payable agreed in writing between the Issuer and the Purchaser Representative and (ii) any earn-out, purchase price adjustment or similar obligation until such obligation is required to be reflected on the balance sheet of such Person in accordance with GAAP); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. “Independent Financial Advisor” means an accounting, appraisal, or investment banking firm or consultant, in each case, of nationally recognized standing that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged. “Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code. “Intercreditor Agreement” means that certain Subordination and Intercreditor Agreement, dated as of the Closing Date, among the Purchasers, the Collateral Agent, and the Vehicle Financing Agent and acknowledged by the Issuer and the Guarantors, as may be amended, restated, supplemented, or otherwise modified from time to time.

12 US-DOCS\137446087.12 “Interest Payment Date” means June 30 and December 30 of each year, commencing on June 30, 2023 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date. “Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder. “Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including guarantees of Indebtedness), advances, or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit and advances, or other payments made to customers, dealers, suppliers, contractors, and distributors, and payroll, commission, travel, and similar advances to officers, directors, managers, employees, consultants, and independent contractors) and (b) purchases or other acquisitions for consideration of Indebtedness, Equity Interests, or other securities issued by any other such Person. The amount of any Investment outstanding at any time shall be the amount actually invested in such Investment (determined, in the case of any Investment made with assets of the Issuer or any Subsidiary, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment, or other amount received in cash by the Issuer or a Subsidiary in respect of such Investment and shall be net of any Investment by such Person in the Issuer or any Subsidiary. “IRS” means the U.S. Internal Revenue Service. “Issuer Pledged Collateral” means all of the Issuer’s right, title and interest in, to and under: (a) (i) the Equity Interests in the capital of Bird Rides owned by the Issuer on the date hereof, (ii) any other Equity Interests in the capital of Bird Rides obtained in the future by the Issuer and (iii) the certificates or other instruments representing all such Equity Interests (if any); (b) subject to Section 2.5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds (as defined in the Code) received in respect of, the securities referred to in clause (a) above; (c) subject to Section 2.5, all rights and privileges of the Issuer with respect to the securities and other property referred to in clauses (a) and (b) above; and (d) all Proceeds (as defined in the Code) of any of the foregoing. “Issuer Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited liability membership certificates or other securities (to the extent certificated) now or hereafter included in the Issuer Pledged Collateral.

13 US-DOCS\137446087.12 “Junior Financing” means (a) any Indebtedness (other than any permitted intercompany Indebtedness owing to the Note Parties) that is (i) subordinated in right of payment to the Obligations, (ii) secured by a Lien that is junior in priority to the Lien securing the Obligations or (iii) unsecured Indebtedness for borrowed money, and (b) any Permitted Refinancing Indebtedness in respect of the foregoing. “Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid- point of the last bid price and the last ask price per share of Common Stock on such Trading Day from an Independent Financial Advisor. "Lease" means any lease, sublease or license of, or other agreement granting an exclusive or non-exclusive possessory interest in, real property to which any Note Party or any of its Subsidiaries is a party as lessor, lessee, sublessor, sublessee, licensor or licensee. “Lien” means, means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, any Capitalized Lease, any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing). “Make-Whole Fundamental Change” means a Change in Control in which the sole consideration to holders of Common Stock is cash. “Make-Whole Fundamental Change Conversion Period” the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty-fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date. “Make-Whole Fundamental Change Effective Date” means the date on which such Make-Whole Fundamental Change occurs or becomes effective. “Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or

14 US-DOCS\137446087.12 otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock. “Material Adverse Effect” means relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to the Note Parties individually) with respect to any event or circumstance, a material adverse effect on any of the following: (1) the assets, operations, business or financial condition of the Note Parties and their Subsidiaries, taken as a whole; (2) the ability of the Issuer or any Guarantor to perform its obligations (taken as a whole) under this Agreement, or any of the other Note Documents; (3) the validity or enforceability of this Agreement or any other Note Document; (4) the perfection, enforceability or priority of the security interest in a material portion of the Collateral; or (5) the rights and remedies of the Purchasers or the Collateral Agent under the Note Documents taken as a whole or associated with their respective interest in the Collateral. “Material Indebtedness” means Indebtedness (other than the Obligations) of the Note Parties in an aggregate principal amount exceeding $1.0 million. Notwithstanding the foregoing, the Vehicle Financing Credit Agreement shall at all times be deemed Material Indebtedness hereunder. For purposes of determining the amount of Material Indebtedness at any time, (a) undrawn and committed amounts shall be included, and (b) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included; provided that no default existing under Indebtedness of Bird Canada Inc. as of immediately following the Acquisition Closing Date shall be considered to result in an Event of Default under Section 9.4. “Maturity Date” means December 30, 2027. “Maximum Vehicle Financing Principal Amount” means, as of any date of determination, (a) $50.0 million, minus (b) permanent reductions of loans in accordance with the terms of the Vehicle Financing Credit Agreement as in effect on the Closing Date, plus (c) interest, fees, costs, expenses, indemnities, and such other similar amounts payable pursuant to the terms of the Vehicle Financing Credit Agreement as in effect on the Closing Date, whether or not the same are added to the principal amount under the Vehicle Financing Credit Agreement and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not allowed in any such Insolvency Proceeding. “Net Cash Proceeds” means, with respect to, any issuance or incurrence of any Indebtedness, any Disposition by the Issuer and its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of the Issuer and its Subsidiaries, in connection therewith after deducting therefrom only (a) reasonable expenses related thereto

15 US-DOCS\137446087.12 incurred or payable by the Issuer or any such Subsidiary in connection therewith, (b) taxes paid or to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of the Issuer or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof and (c) in the case of any Disposition, the amount of any reasonable reserves established by the Issuer in accordance with GAAP against (i) any liabilities under any indemnification obligations associated with such Disposition or (ii) any other liabilities retained by the Issuer or any of its Subsidiaries associated with the properties or assets sold in such Disposition. “Note Documents” means, collectively, this Agreement, the Notes, the Security Documents, the Voting Agreement, the Intercreditor Agreement, and the Share Purchase Agreement, all as amended, restated, supplemented, or otherwise modified from time to time in accordance with this Agreement; provided that the Voting Agreement and the Share Purchase Agreement will only be “Note Documents” for purposes hereof with respect to the rights and remedies of Share Consideration Purchasers. “Note Parties” means the Issuer and the Guarantors and “Note Party” means any one of them. “NYSE” means The New York Stock Exchange. “Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Issuer to any Purchaser or the Collateral Agent arising under or in connection with this Agreement or any other Note Document or the transactions contemplated hereby or thereby, and shall include, without limitation, any debts, principal, interest, Redemption Price, Purchasers’ Expenses, Collateral Agent Expenses, indemnification expenses, and any other amounts the Issuer owes the Collateral Agent or the Purchasers and including, without limitation, interest, fees and other obligations that accrue after the commencement of any Insolvency Proceeding with respect to the Issuer (in each case whether or not allowed as a claim in such proceeding). “OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control. “Open of Business” means 9:00 a.m., New York City time. “Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Closing Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto. “Permitted Acquisition” means (i) the acquisition of the shares of Bird Canada Inc. pursuant to the terms of the Share Purchase Agreement and (ii) any other Acquisition by a Note

16 US-DOCS\137446087.12 Party or any wholly-owned Subsidiary of a Note Party to the extent that, in the case of (ii), each of the following conditions shall have been satisfied: (1) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition; (2) to the extent the Acquisition Purchase Price payable in respect of the proposed Acquisition exceeds $1.0 million, the Issuer shall have provided to the Purchasers (i) (A) at least five Business Days prior to the consummation of such Acquisition, an executed term sheet and/or commitment letter setting forth in reasonable detail the terms and conditions of such Acquisition and (B) at least one Business Day prior to the consummation of such Acquisition, (i) copies of the primary agreements, instruments or other documents with respect to the Acquisition and (ii) pro forma financial statements of the Issuer and its Subsidiaries after the consummation of such Acquisition and (iii) copies of such other agreements, instruments or other documents as any Purchaser shall reasonably request; (3) (i) neither the Note Parties nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the seller or sellers, or other obligation of the seller or sellers (except for Permitted Indebtedness) and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released); (4) such Acquisition shall be effected in such a manner so that the acquired assets or Equity Interests are owned either by a Note Party or a wholly owned Subsidiary of a Note Party and, if effected by merger or consolidation involving a Note Party, such Note Party shall be the continuing or surviving Person; (5) the assets being acquired (other than a de minimis amount of assets in relation to the Note Parties' and their Subsidiaries' total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Note Parties and their Subsidiaries or a business reasonably related thereto; and (6) such Acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Parent or any of its Subsidiaries or an Affiliate thereof. “Permitted Business” means any business conducted by the Issuer or any of the Subsidiaries (including Bird Canada Inc.) on the Acquisition Closing Date and any business that, in the good faith determination of the Board of Directors, is similar or reasonably related, ancillary, supplemental, or complementary thereto or a reasonable extension, development, or expansion thereof.

17 US-DOCS\137446087.12 “Permitted Disposition” means: (1) licensing, on a non-exclusive basis, intellectual property rights in the ordinary course of business; (2) leasing or subleasing assets in the ordinary course of business; (3) (i) the lapse of registered intellectual property of the Issuer and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of intellectual property rights in the ordinary course of business so long as, (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties; (4) any involuntary loss, damage or destruction of property; (5) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property; (6) transfers of assets from the Issuer or any of its wholly owned Subsidiaries to the Issuer or any other of its wholly owned Subsidiaries; (7) the termination or expiration of any contract in accordance with its terms or any settlement, release, waiver or surrender of contractual rights or other litigation claims in the ordinary course of business; (8) use or transfer of money or Cash Equivalents in the ordinary course of business and in a manner that is not prohibited by the terms of this Agreement or the other Note Documents; (9) the granting of Permitted Liens and the making of Permitted Investments and Permitted Restricted Payments; (10) Disposition of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof; (11) the sale or disposition of equipment or other assets, to the extent that such equipment or other assets are exchanged for credit against the purchase price of similar replacement equipment or assets; (12) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business; and (13) the Disposition of obsolete, worn out or surplus property or property (including leasehold property interests) that is no longer economically practical in its business or commercially desirable to maintain or no longer used or useful equipment in the ordinary course of business.

18 US-DOCS\137446087.12 “Permitted Holders” means (i) means (i) each of the Persons owning Voting Stock of the Issuer on the Closing Date, (ii) each of the Persons owning Voting Stock of Bird Canada Inc. immediately prior to the Acquisition Closing Date and (iii) those individuals acting from time to time as officers, directors, managers, employees or members, or in any similar capacity, for any entity referred to in clause (i) above, together with, in the case of clause (iii), any entities owned or controlled by any such individuals, independently or together with one or more entities referred to above. “Permitted Indebtedness” means: (1) the Indebtedness owing to Purchasers under this Agreement and the other Note Documents; (2) Indebtedness arising under the Vehicle Financing Credit Agreement not to exceed the Maximum Vehicle Financing Principal Amount; (3) the Yorkville Note; (4) Indebtedness of Bird Canada Inc. existing on the Acquisition Closing Date and any Permitted Refinancing Indebtedness in respect of such Indebtedness; (5) Indebtedness existing on the Acquisition Closing Date (other than Indebtedness described in clauses (1) through (4) above) (provided that Indebtedness with an outstanding principal amount in excess of $500,000 shall only be permitted under this clause (5) if set forth on Schedule 8.3 hereto), and any Permitted Refinancing Indebtedness in respect of such Indebtedness; (6) Permitted Purchase Money Indebtedness and any Permitted Refinancing Indebtedness in respect of such Indebtedness; (7) Permitted Intercompany Investments; (8) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds; (9) Indebtedness owed to any Person providing property, casualty, liability, environmental or other insurance to the Note Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period; (10) the incurrence by any Note Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Note Party's operations or capital structure and not for speculative purposes;

19 US-DOCS\137446087.12 (11) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards or other similar Cash Management Services, in each case, incurred in the ordinary course of business; (12) contingent liabilities arising from agreements permitted hereunder, in each case, in respect of any indemnification obligation, adjustment of purchase price, non- compete, or similar obligation of any Note Party; (13) Indebtedness consisting of incentive, non-compete, consulting, deferred compensation or other similar arrangements entered into in the ordinary course of business with an officer or employee of any Note Party or its Subsidiaries to the extent permitted hereunder; (14) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts; (15) guarantees by the Issuer of Indebtedness of a Subsidiary or guarantees by a Subsidiary of Indebtedness of the Issuer or any Subsidiary with respect, in each case, to Indebtedness otherwise constituting Permitted Indebtedness hereunder; provided, that (i) if the Indebtedness that is being guaranteed is unsecured and/or subordinated to the Obligations, the guarantee shall also be unsecured and/or subordinated, as applicable, to the Obligations and (ii) such guarantees shall be a Permitted Intercompany Investment; (16) to the extent constituting Indebtedness, operating leases incurred in the ordinary course of business; (17) (i) letters of credit incurred in the ordinary course of business with cities and pursuant to import/export duties incurred in the ordinary course of business and (ii) letters of credit or bankers’ acceptances not otherwise described in this definition not exceeding $1.0 million at any time outstanding under this subclause (ii); and (18) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other Indebtedness in an aggregate principal amount not to exceed $2.5 million at any time outstanding. “Permitted Intercompany Investments” means Investments made by (a) a Note Party to or in another Note Party, (b) a Subsidiary that is not a Note Party to or in another Subsidiary that is not a Note Party, (c) a Subsidiary that is not a Note Party to or in a Note Party, so long as, in the case of a loan or advance, the Indebtedness is subordinated to the satisfaction of the Collateral Agent, and (d) a Note Party to or in a Subsidiary that is not a Note Party so long as (i) the aggregate amount of all such Investments made by the Note Parties to or in Subsidiaries that are not Note Parties does not exceed $15.0 million at any time outstanding and (ii) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment. “Permitted Investments” means: (1) Investments in cash and Cash Equivalents;

20 US-DOCS\137446087.12 (2) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business; (3) advances made in connection with purchases of goods or services in the ordinary course of business; (4) Investments received in settlement of amounts due to any Note Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Note Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Note Party or its Subsidiaries; (5) Investments existing on the Acquisition Closing Date (provided that Investments in an amount in excess of $500,000 shall only be permitted under this clause (5) if set forth on Schedule 8.5 hereto), but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof; (6) Permitted Intercompany Investments; (7) Permitted Acquisitions; (8) payroll, travel and similar advances to directors and employees of any Note Party or any of its Subsidiaries in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $500,000; (9) loans or advances to directors and employees of any Note Party or any of its Subsidiaries made in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $500,000; (10) (i) in the event that any Note Party or any of its Subsidiaries forms any Subsidiary in accordance with the terms hereof, Investments consisting of the Equity Interests issued by such Person to such Note Party or such Subsidiary; and (ii) Investments consisting of any additional Equity Interests issued by a wholly owned subsidiary of a Person to such Person; (11) Investments consisting of guarantees or other contingent obligations permitted under Section 8.3; (12) the acquisition of Bird Canada Inc. pursuant to the Share Purchase Agreement and any Investments held by Bird Canada Inc. on the Acquisition Closing Date; and (13) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other Investments in an aggregate amount not to exceed $1.0 million at any time outstanding. “Permitted Liens” means, with respect to any Person:

21 US-DOCS\137446087.12 (1) Liens securing the Obligations; (2) Liens for Taxes, assessments and governmental charges or levies not yet due or payable or the payment of which is not required under Section 7.3; (3) Liens imposed by law, such as carriers', warehousemen's, mechanics', worker's, materialmen's, construction and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 60 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (4) Liens existing on the Acquisition Closing Date; provided that Indebtedness with an outstanding principal amount in excess of $500,000 shall only be permitted under this clause (4) if set forth on Schedule 8.4 hereto; provided further that any such Lien shall only secure the Indebtedness, and encumber the assets, that it secures on the Acquisition Closing Date and any Permitted Refinancing Indebtedness in respect thereof; (5) purchase money Liens on equipment acquired (including in connection with a Permitted Acquisition) or held by any Note Party or any of its Subsidiaries in the ordinary course of its business to secure Permitted Purchase Money Indebtedness so long as such Lien only (i) attaches to such property and (ii) secures the Indebtedness that was incurred to acquire such property or any Permitted Refinancing Indebtedness in respect thereof; (6) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance, social security or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) permits, licenses or statutory obligations or (iii) obligations on surety or appeal bonds or letters of credit, but only to the extent such deposits or pledges are made or letters of credit are made or otherwise arise or issued in the ordinary course of business and secure obligations not past due; (7) easements, rights of way, servitudes, zoning, building or similar restrictions and similar encumbrances on real property and exceptions, imperfections and irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Note Party or any of its Subsidiaries in the normal conduct of such Person's business; (8) Liens of landlords and mortgagees of landlords (i) arising by statute or under any Lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and

22 US-DOCS\137446087.12 for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP; (9) the title and interest of (i) a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease) extending only to such personal property, or (ii) a licensor or sublicensor in or to the property subject to any license or sublicense or concession agreement permitted by this Agreement extending only to such property; (10) non-exclusive licenses of intellectual property rights in the ordinary course of business; (11) any encumbrances or restrictions (including put and call agreements) with respect to any Equity Interests constituting a Permitted Investment as required pursuant to the terms of the shareholder, joint venture or other agreement governing such Permitted Investment as in effect on the Closing Date; (12) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.8; (13) rights of set-off or bankers' liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business; (14) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness; (15) Liens solely on any cash earnest money deposits made by any Note Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition; (16) Liens securing Permitted Indebtedness under clause (2) and clause (10) of the definition of “Permitted Indebtedness,” including Liens securing Cash Management Services and Hedging Agreements secured under the documentation governing such Indebtedness, so long as any such Liens are subject to the Intercreditor Agreement; (17) UCC or PPSA financing statements filed (or similar filings under applicable law) solely as a precautionary measure in connection with operating leases; (18) in connection with the sale or transfer of any assets in a transaction not prohibited hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

23 US-DOCS\137446087.12 (19) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof; (20) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements not otherwise prohibited hereunder with the Parent or any of its Subsidiaries in the ordinary course of business; (21) (i) Liens on cash pledged to secure obligations in respect of letters of credit incurred in the ordinary course of business with cities and pursuant to import/export duties incurred in the ordinary course of business and (ii) Liens on cash pledged to secure obligations in respect of letters of credit or bankers' acceptances not otherwise described in this definition not exceeding $1.0 million at any time outstanding under this subclause (ii); (22) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business; (23) Liens on goods in favor of customs and revenues authorities imposed by applicable law arising in the ordinary course of business in connection with the importation of such goods; (24) Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods; (25) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents; (26) Permitted Liens (as defined in the Share Purchase Agreement) of Bird Canada Inc. existing on the Acquisition Closing Date; and (27) other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $1.0 million at any time outstanding. “Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred to finance the acquisition of any fixed assets secured by a Lien permitted under clause (4) of the definition of "Permitted Liens"; provided that (a)(i) such Indebtedness is incurred upon the acquisition and (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset financed plus expenses incurred in connection therewith or (b) such Indebtedness was assumed pursuant to a Permitted Acquisition; provided, further, that the aggregate principal amount of all such Indebtedness shall not exceed $1.0 million at any time outstanding. “Permitted Refinancing Indebtedness” means the extension of maturity, refinancing or modification of the terms of Indebtedness so long as:

24 US-DOCS\137446087.12 (1) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (other than by the amount of unpaid interest and premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto); (2) such extension, refinancing or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so extended, refinanced or modified; (3) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Note Parties and the Lenders in any material respect than the terms of the Indebtedness (including terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified; and (4) the Indebtedness that is extended, refinanced or modified is not recourse to any Note Party or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended. “Permitted Restricted Payments” means any of the following Restricted Payments made by: (a) any Note Party to another Note Party; (b) any Subsidiary of the Issuer to the Issuer (and any necessary Restricted Payments to another Subsidiary in order to ultimately make such Restricted Payment to the Issuer); (c) the Issuer and any of its Subsidiaries to pay dividends or make other distributions in the form of common Equity Interests; (d) the Issuer to (i) repurchase, redeem, or otherwise acquire Equity Interests (x) upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such options or (y) upon the forfeiture of restricted Equity Interests granted to any employee, director, or consultant; and (ii) make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Parent in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Parent; and (iii) "net exercise" or "net share settle" warrants, options, or other compensatory Equity Interests; provided that the aggregate amount of all such Restricted Payments permitted by this clause (d) shall not exceed $500,000; (e) the redemption, repurchase, retirement or other acquisition of any Equity Interests or Junior Financing of any Note Party, in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests (other than any Disqualified Equity Interests) of the Issuer;

25 US-DOCS\137446087.12 (f) for the avoidance of doubt, repayment of the Yorkville Note pursuant to its terms; and (g) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, additional Restricted Payments in an aggregate amount not to exceed $2.5 million. “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity, or Government Authority. “Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up. “Purchase Consideration” means Cash Consideration or Share Consideration, as applicable. “Purchasers’ Expenses” are (a) all reasonable audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses (whether generated in house or by outside counsel), as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating and administering the Note Documents, and (b) all fees and expenses (including attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for defending and enforcing the Note Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Purchasers in connection with the Note Documents. “Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Common Stock, the date fixed (whether by law, contract, the Board of Directors, or otherwise) to determine the holders of Common Stock that are entitled to such dividend, distribution, or issuance. “Redemption Date” means the date fixed for the settlement of the repurchase of any Notes by the Issuer pursuant to a Redemption. “Redemption Notice Date” means, with respect to a Redemption, the date on which the Issuer sends the Redemption Notice for such Redemption pursuant to Section 2.7(c). “Redemption Price” means the cash price payable by the Issuer to redeem any Note upon its Redemption, calculated pursuant to Section 2.7(a) or Section 2.7(b), as applicable. “Required Purchasers” means Purchasers holding more than 50% in aggregate principal amount of the Notes (including, for the avoidance of doubt, any PIK Interest paid with respect thereto). “Restricted Investment” means an Investment other than a Permitted Investment. “Restricted Payment” means the Issuer or any Subsidiary acting to:

26 US-DOCS\137446087.12 (1) declare or pay any dividend or make any payment or distribution on account of the Issuer’s or any of its Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation, or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests of the Issuer or (B) dividends or distributions by a Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a wholly owned Subsidiary, the Issuer or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities); (2) purchase, redeem, defease, or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger, amalgamation, or consolidation; (3) make any principal payment on, or redeem, repurchase, defease, or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment, or maturity, any Subordinated Indebtedness of the Issuer or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition, or retirement of (A) Subordinated Indebtedness of the Issuer or any Guarantor in anticipation of satisfying a sinking fund obligation, principal installment, or final maturity, in each case, due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition, or retirement and (B) Indebtedness permitted under clause (7) of the definition of “Permitted Indebtedness”; or (4) make any Restricted Investment. “Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law, including any such country identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/ Pages/Programs.aspx, or as otherwise published from time to time. “Sanctioned Person” means (a) a person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at http://www.treasury.gov/ resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, or (c) any individual person, group, regime, entity, or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned, or debarred person, group, regime, entity, or thing, or subject to any limitations or prohibitions (including, but not limited, to the blocking of property or rejection of transactions), under any Anti- Terrorism Law. “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not then listed on a U.S. national or

27 US-DOCS\137446087.12 regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Scheduled Trading Day” means a Business Day. “SEC” means the U.S. Securities and Exchange Commission. “Security Documents” means any security agreements, pledge agreements, mortgages, charges, control agreements, any note, notes, or guarantees executed by the Issuer or any other Person, any agreements creating or perfecting rights in the Collateral and other collateral securing any of the Obligations, and any other present or future agreement entered into by the Issuer, any Guarantor, or any other Person for the benefit of the Purchasers and Collateral Agent. “Secured Parties” means the Collateral Agent and the Purchasers. “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Share Consideration” means consideration paid by Purchasers for the purchase of Notes by delivery of Company Shares (as defined in the Share Purchase Agreement) held by the relevant Purchaser of the number and class specified in Schedule 2.1. “Share Purchase Agreement” means that certain Share Purchase Agreement, dated as of the Closing Date, by and among 1393631 B.C. Unlimited Liability Company, Bird Canada Inc., certain of the Purchasers and/or certain of their Affiliates, and the sellers’ representative named therein, as the same may be amended, restated, supplemented, or otherwise modified from time to time. “Solvent” means, with respect to any Person and as of any particular date, (a) the present fair market value of the assets of such Person is not less than the total liabilities of such Person, (b) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (c) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. “Stock Price” means the price per share of Common Stock offered in the Change of Control. “Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is, by its terms, expressly subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is, by its terms, expressly subordinated in right of payment to its Guarantee. “Subsidiary” means, with respect to any Person, any Person (a) of which more than 50% of the voting power of the Voting Stock or other Capital Stock is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries (b) of which shares of stock of

28 US-DOCS\137446087.12 each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (i) by such Person, (ii) by one or more Subsidiaries of such Person or (iii) by such Person and one or more Subsidiaries of such Person. Where such term is used without a referent Person, such term shall be deemed to mean a Subsidiary of the Issuer, unless the context otherwise requires. “Trading Day” means a day on which (a) there is no Market Disruption Event and (b) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the NYSE or, if the Common Stock (or such other security) is not then listed or quoted on the NYSE, on the other principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day. “Transactions” means (i) the purchase and sale of the shares of Bird Canada Inc. pursuant to the terms of the Share Purchase Agreement, (ii) the issuance of Common Stock in consideration for the shares of Bird Canada Inc. pursuant to the Share Purchase Agreement, (iii) the exchange of Company Options for Parent Options (each as defined in the Share Purchase Agreement) pursuant to the terms of the Share Purchase Agreement, (iv) the entry into the Voting Agreement, (v) the designation of a new series of non-economic Preferred Stock of the Issuer in connection with the Transactions, and (vi) the issuances of Notes contemplated by this Agreement on the Closing Date and the Acquisition Closing Date. “Treasury Rate” means (subject to a 0% floor) the yield to maturity as of the Redemption Notice Date of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (or is obtainable from the Federal Reserve System’s Data Download Program as of the date of such H.15) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date of such Redemption Notice to December 30, 2024; provided, however, that if the period from such date to December 30, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. “U.S. dollars” and “$” each mean lawful money of the United States. “Vehicle Financing Agent” means MidCap Financial Trust, in its capacity as administrative agent under the Vehicle Financing Debt Documents, or any successor administrative agent permitted by the terms thereof. “Vehicle Financing Amendment” means, collectively, (a) that certain amendment to the Vehicle Financing Credit Agreement, dated as of December 30, 2022, by and among Bird US Opco, LLC, as borrower, Bird US Holdco, LLC, as holdco guarantor, the Vehicle Financing

29 US-DOCS\137446087.12 Lenders, and the Vehicle Financing Agent, and (b) that certain amendment to the Vehicle Financing Scooter Lease, dated as of December 30, 2022, by and between Bird US Opco, LLC, as Lessor, and Bird Rides, as Lessee and Servicer, in order to (i) extend the Final Maturity Date (as defined in the Vehicle Financing Agreement) to January 13, 2025, (ii) allow the Note Parties to issue and guaranty the Notes, (iii) subject to satisfaction of certain conditions, release of the guarantee by Bird Rides International Holding, Inc. of the obligations under the Vehicle Financing Agreement, (iv) release the Vehicle Financing Agreement Agent’s Liens in the assets and property of Bird Rides (but not, for the avoidance of doubt, the release of Bird Rides as a guarantor of Bird US Opco, LLC’s obligations under the Vehicle Financing Agreement), (v) permit the granting of a guaranty by the Bird Rides of the Notes, which will, upon satisfaction of certain conditions, become pari passu in priority of payment with the guarantee by Bird Rides of Bird US Opco, LLC’s obligations under the Vehicle Financing Agreement, and (vi) permit the granting of a guaranty by Bird Canada Inc. of the Notes and of first priority Liens in the property and assets of Bird Canada Inc., shall have become effective and shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Purchasers “Vehicle Financing Credit Agreement” means that certain Loan and Security Agreement, dated as of April 27, 2021, by and among Bird US Opco, LLC, as Borrower, Bird US Holdco, LLC, as holdco guarantor, the Vehicle Financing Lenders, and the Vehicle Financing Agent, as the same may be amended, restated, supplemented, modified, extended, restructured, renewed, refinanced, increased, replaced, or refunded in whole or in part from time to time and whether by the same or any other agent, lender, or investor or group of lenders or investors. “Vehicle Financing Debt” means the “Borrower Obligations” (under and as defined in the Vehicle Financing Credit Agreement) and any other Indebtedness of the Bird Transaction Parties (as defined in the Vehicle Financing Credit Agreement) to the Vehicle Financing Agent and the Vehicle Financing Lenders under the Vehicle Financing Debt Documents. “Vehicle Financing Debt Documents” means, collectively, the Vehicle Financing Credit Agreement, the Vehicle Financing Scooter Lease, and the other agreements, guaranties, instruments, and documents delivered in connection with the Vehicle Financing Debt, in each case, as amended, restated, supplemented, modified, extended, restructured, renewed, refinanced, increased, replaced, or refunded in whole or in part from time to time and whether by the same or any other agent, lender, or investor or group of lenders or investors. “Vehicle Financing Lenders” means the “Lenders” (under and as defined in the Vehicle Financing Credit Agreement). “Vehicle Financing Scooter Lease” means that certain Master Scooter Operating Lease and Servicing Agreement, dated as of April 27, 2021, by and between Bird US Opco, LLC, as Lessor, and Bird Rides, as Lessee and Servicer, as the same may be amended, restated, supplemented, modified, extended, restructured, renewed, refinanced, increased, replaced, or refunded in whole or in part from time to time and whether by the same or any other agent, lender, or investor or group of lenders or investors.

30 US-DOCS\137446087.12 “Voting Agreement” means that certain Voting Agreement, dated as of the Closing Date, among the Issuer, certain of the Purchasers and/or certain of their Affiliates, and the other parties thereto. “Voting Stock” means, with respect to any Person, such Person’s Capital Stock having the right to vote for the election of directors of such Person under ordinary circumstances. “Yorkville Note” means the unsecured Indebtedness owed by the Issuer to YA II PN, Ltd. pursuant to that certain promissory note (No. BRDS-1) not to exceed a principal amount of $4,200,000, plus a redemption premium of $84,000, as amended, restated, supplemented, or otherwise modified from time to time prior to the Closing Date. 1.5 Material Adverse Effect. For purposes of this Agreement and the certificates delivered pursuant to this Agreement on the Closing Date, in each case as of the Closing Date, the definition of “Material Adverse Effect” as of the Closing Date is qualified by reference to the Issuer’s disclosure to the Purchasers pursuant to the most recently delivered Model prior to the Closing Date, or as disclosed in public filings of the Issuer prior to the Closing Date; provided that the Purchasers shall not be precluded from referring to such disclosure or Model in the context of changes in facts or circumstances after the Closing Date in the evaluation of any potential Material Adverse Effect. 2. NOTES AND TERMS OF PAYMENT 2.1 Issuance of Notes. (a) Purchase and Sale of Notes. (i) Subject to the terms and conditions of this Agreement, on the Closing Date, the Issuer shall issue and sell to each applicable Purchaser, and each applicable Purchaser shall severally purchase and acquire from the Issuer, for the Cash Consideration specified in Schedule 2.1, Secured Promissory Notes (each a “Note” and, collectively, the “Notes”) in an aggregate principal amount of $30,100,000 (such Purchasers receiving Notes for Cash Consideration on the Closing Date, “Cash Consideration Purchasers”). (ii) Subject to the terms and conditions of this Agreement and the Share Purchase Agreement, on the Acquisition Closing Date, the Issuer shall issue and sell to each applicable Purchaser, and each applicable Purchaser shall severally purchase and acquire from the Issuer, for the Share Consideration specified in Schedule 2.1, Notes in an aggregate principal amount of $26,977,674 (such Purchasers receiving Notes for Share Consideration on the Acquisition Closing Date, “Share Consideration Purchasers”). (iii) The Issuer and each Purchaser agrees that Schedule 2.1 hereto sets forth, with respect to each Purchaser, the aggregate principal amount of Notes to be issued and sold by the Issuer to such Purchaser and the Purchase Consideration to be paid or delivered by such Purchaser for the Notes. The closing of the purchase and sale of the Notes to the Cash Consideration Purchasers (the “Closing”) shall

31 US-DOCS\137446087.12 occur on the Closing Date, and the purchase and sale of the Notes to the Share Consideration Purchasers (the “Acquisition Closing”) shall occur on the Acquisition Closing Date. (iv) On the Closing Date, (a) each Purchaser shall cause a wire transfer to be made in same day funds to an account of the Issuer designated in writing by the Issuer to the Purchasers in an amount specified opposite such Purchasers name on Schedule 2.1 hereto and (b) the Issuer shall deliver to each Purchaser the principal amount of Notes specified for Cash Consideration on Schedule 2.1 hereto. On the Acquisition Closing Date, substantially concurrently with the consummation of the acquisition of Bird Canada Inc. pursuant to the Share Purchase Agreement, the Issuer shall deliver to each Purchaser the principal amount of Notes specified for Share Consideration on Schedule 2.1 hereto. (b) Repayment; Principal and Interest Adjustments. (i) The Issuer shall make semi-annual payments of interest only on each Interest Payment Date, commencing on June 30, 2023, and continuing on each Interest Payment Date thereafter to and including the Maturity Date. All outstanding principal and accrued and unpaid interest with respect to the Notes shall be due and payable in full on the Maturity Date. (ii) If any Share Consideration Purchaser, in its capacity as seller under the Share Purchase Agreement (in such capacity “Seller”) or any of its Seller Related Parties (as defined in the Share Purchase Agreement) owes any Unpaid Amounts (as defined in the Share Purchase Agreement) then the Issuer shall have the right to recover such Unpaid Amount owed or payable to it in accordance with the Share Purchase Agreement, including by (1) reducing the principal amount of the Notes issued in exchange for Share Consideration (including, for the avoidance of doubt, any PIK Interest paid with respect thereto) and/or (2) subtracting from the interest payable on any Interest Payment Date, in each case, an amount equal to such Seller’s or Seller Related Party’s Unpaid Amounts (or portion thereof which remains unpaid). For the avoidance of doubt, interest shall not be deemed to have accrued and be payable with respect to any principal amount of Notes (including, for the avoidance of doubt, any PIK Interest paid with respect thereto) so reduced hereby. (c) Excess Proceeds Offer. (i) If on any date the Issuer or any Subsidiary shall receive Net Cash Proceeds from any Disposition, the Issuer or such Subsidiary may, within 180 days after receipt of such Net Cash Proceeds, apply an amount equal to 100% of such Net Cash Proceeds, at its option: (1) to reduce obligations under Indebtedness that is either secured on a priority basis to the Notes or is otherwise contractually senior

32 US-DOCS\137446087.12 to the Notes (including, for the avoidance of doubt, the Vehicle Financing Debt); (2) to repay the Notes ; (3) to make an investment in any one or more businesses, assets, or property, plant, or equipment, or acquire one or more businesses, assets, or property, plant, or equipment, in each case, that are used or useful in a Permitted Business, or that replace the businesses, assets, properties, plants, and/or equipment that are the subject of such Disposition; or (4) any combination of the foregoing; provided that the Issuer and its Subsidiaries shall be deemed to have complied with the provisions described in this Section 2.1(c)(i) if and to the extent that, within 180 days after the Disposition that generated the Net Cash Proceeds, the Issuer or such Subsidiary, as applicable, has entered into and not abandoned or rejected a binding agreement to undertake such action described in this Section 2.1(c)(i), and that action is thereafter completed within 90 days after the end of such 180-day period. (ii) To the extent that the Issuer or such Subsidiary does not invest or apply an amount equal to the Net Cash Proceeds as provided and within the time period set forth in Section 2.1(c)(i), the Net Cash Proceeds less amounts so invested or applied will be deemed to constitute “Excess Proceeds” (provided that any amount of proceeds offered to Purchasers pursuant to Section 2.1(c)(i)(2)(x) or pursuant to an Excess Proceeds Offer made at any time after the Disposition shall be deemed to have been applied as required and shall not be deemed to be Excess Proceeds without regard to the extent to which such offer is accepted by the Purchasers). When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuer shall make an offer (an “Excess Proceeds Offer”) to all Purchasers to purchase the maximum principal amount of such Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to the applicable Redemption Price), plus accrued and unpaid interest, if any to, but excluding, the date fixed for the closing of such offer in accordance with the procedures set forth in this Agreement. The Issuer will commence an Excess Proceeds Offer with respect to Excess Proceeds within 30 Business Days after the date that such Excess Proceeds exceed $5.0 million by sending to each Purchaser a written notice of such Excess Proceeds Offer at least 30 days but not more than 60 days before the purchase date (which notice shall, if the Notes are to be purchased in part only, state the portion of the principal amount thereof that is to be purchased). The Issuer may satisfy the foregoing obligations with respect to such Excess Proceeds from a Disposition by making an Excess Proceeds Offer with respect to such Excess Proceeds at any time prior to the expiration of the application period or by electing to make an Excess Proceeds Offer with respect to such Excess Proceeds before the aggregate amount of Excess Proceeds exceeds $5.0 million.

33 US-DOCS\137446087.12 (iii) To the extent that the aggregate amount of Notes a tendered or otherwise surrendered in connection with an Excess Proceeds Offer made with Excess Proceeds is less than the amount offered in an Excess Proceeds Offer, the Issuer may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Agreement. If the aggregate principal amount of Notes tendered or otherwise surrendered by holders thereof exceeds the amount offered in an Excess Proceeds Offer, the Issuer shall select the Notes to be purchased on a pro rata basis or such other basis as the Issuer believes is reasonably necessary. Upon completion of any such Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero. To the extent the Excess Proceeds exceed the outstanding aggregate principal amount of the Notes, the Issuer need only make an Excess Proceeds Offer up to the outstanding aggregate principal amount of Notes at the applicable Redemption Price, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, and any additional Excess Proceeds shall not be subject to this Section 2.1(c) and shall be permitted to be used for any purpose in the Issuer’s discretion. (iv) Notwithstanding the provisions of this Section 2.1(c), the Issuer shall not be required to make an Excess Proceeds Offer if a third party makes an offer to repurchase the Notes at a price at or above the applicable Redemption Price thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, in the manner, at the times, and otherwise in compliance with the requirements set forth in this Agreement applicable to an Excess Proceeds Offer made by the Issuer and purchases all Notes validly tendered and not validly withdrawn under such offer. Additionally, the Issuer shall not be required to make an Excess Proceeds Offer if the Issuer has previously issued a notice of a full redemption pursuant to the provisions of Section 2.7. (v) The provisions of this Section 2.1(c) relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of an Disposition may be waived or modified at any time with the written consent of the Required Purchasers. (vi) A new Note in principal amount equal to the unpurchased portion of any Note purchased in part will be issued in the name of the Purchaser thereof upon cancellation of the Note. On and after the purchase date, unless the Issuer defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased. (d) Change of Control Offer. (i) Upon the occurrence of a Change of Control, each Purchaser shall have the right to require the Issuer to purchase all or any part of such Purchaser’s Notes at a purchase price in cash equal to the applicable Redemption Price thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

34 US-DOCS\137446087.12 (ii) Prior to or within 30 days following any Change of Control the Issuer shall deliver a notice (a “Change of Control Offer”) to each Purchaser describing (A) that a Change of Control has occurred or, if the Change of Control Offer is being made in advance of a Change of Control, that a Change of Control is expected to occur, and that such Purchaser has, or upon such occurrence will have, the right to require the Issuer to purchase such Purchaser’s Notes at a purchase price in cash equal to the aggregate principal amount of Notes at the Redemption Price, if applicable, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, (B) the purchase date (which shall be at least 30 days but not more than 60 days after the date such notice is delivered (unless delivered in advance of the occurrence of such Change of Control)), (C) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and (D) any other instructions determined by the Issuer that a Purchaser must follow in order to have its Notes purchased. For the avoidance of doubt, a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control. (iii) Notwithstanding the provisions of this Section 2.1(d), the Issuer shall not be required to make a Change of Control Offer if a third party makes an offer to repurchase the Notes at the aggregate principal amount of Notes at the Redemption Price, if applicable, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, in the manner, at the times, and otherwise in compliance with the requirements set forth in this Agreement applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not validly withdrawn under such offer. Additionally, the Issuer shall not be required to make a Change of Control Offer if the Issuer has previously issued a notice of a full redemption pursuant to the provisions of Section 2.7, which may be subject to the consummation of the Change of Control. (iv) The provisions of this Section 2.1(d) relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time with the written consent of the Required Purchasers. (v) A new Note in principal amount equal to the unpurchased portion of any Note purchased in part will be issued in the name of the Purchaser thereof upon cancellation of the Note. On and after the purchase date, unless the Issuer defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased. (e) Open-Market Purchases. The Issuer or its Affiliates may at any time and from time to time purchase Notes in the open market, through privately negotiated transactions with third parties, pursuant to one or more tender or exchange offers, or otherwise, upon such terms, and at such prices, as well as with such consideration, as the Issuer or any such Affiliates may determine or otherwise.

35 US-DOCS\137446087.12 2.2 Payment of Interest on the Notes. (a) Interest Rate. Subject to Section 2.2(b), the principal amount outstanding under the Notes (including, for the avoidance of doubt, any PIK Interest paid with respect thereto) shall accrue interest at a per annum rate equal to 12.0%, which interest shall be payable semi-annually in arrears in accordance with Sections 2.1(b) and 2.2(d). Such interest shall accrue commencing on, and including, the Closing Date, and shall accrue on the principal amount outstanding under the Notes to, but excluding, the day on which the Notes are paid in full (or any payment is made hereunder). (b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, all Obligations shall accrue interest at a per annum rate equal to 18.0% (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.2(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Purchasers. (c) 360-Day Year. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. (d) Payments. Except as otherwise expressly provided herein, all payments by the Issuer under the Note Documents shall be made to the respective Purchaser to which such payments are owed in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable on each Interest Payment Date. Payments of principal and/or interest or any Redemption Price received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Issuer hereunder or under any other Note Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. Notwithstanding the foregoing, the Issuer may elect to pay the interest on the principal amount outstanding under the Notes payable pursuant to this Section 2.2 as paid-in-kind interest, added to the aggregate principal amount of the Note on the date such interest would otherwise be due hereunder (the amount of any such paid-in-kind interest being “PIK Interest”). Issuer shall notify each Purchaser in writing of any such election at least two (2) Business Days before the start of the applicable period during which Issuer has elected to pay PIK Interest. Notwithstanding anything in this Section 2.2(d) to the contrary, the interest payable on the first Interest Payment Date following the Closing Date shall be PIK Interest. 2.3 Purchasers’ Expenses. The Issuer shall pay to the Purchasers all Purchasers’ Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Closing Date, when due. 2.4 Collateral Agent Fees. Issuer shall pay all fees payable to Collateral Agent as set forth in the Fee Letter at the times and in the amounts specified therein (such fees being referred

36 US-DOCS\137446087.12 to herein collectively as the “Collateral Agent Fees”). The Collateral Agent Fees are in addition to reimbursement of the Collateral Agent Expenses in accordance with Exhibit C. The Collateral Agent Fees shall be fully earned when due and shall not be refundable for any reason whatsoever. 2.5 Taxes; Increased Costs. The Issuer, the Collateral Agent, and the Purchasers each hereby agree to the terms and conditions set forth on Exhibit D attached hereto. 2.6 Notes. The Notes shall be substantially in the form attached as Exhibit B hereto, and the terms of this Agreement shall be incorporated by reference into the Notes as if set forth therein; provided that, in the event of any conflict between the terms of this Agreement and the Notes, the terms of this Agreement shall control. The Issuer irrevocably authorizes each Purchaser to make or cause to be made, on or about the Closing Date or Acquisition Closing Date, as applicable, or at the time of receipt of any payment of principal on such Purchaser’s Note, an appropriate notation on such Purchaser’s Note (the “Purchaser’s Note Record”) reflecting the purchase of such Notes or (as the case may be) the receipt of such payment. The outstanding amount of the Notes set forth on such Purchaser’s Note Record shall be, absent manifest error, prima facie evidence of the principal amount thereof owing and unpaid to such Purchaser, but the failure to record, or any error in so recording, any such amount on such Purchaser’s Note Record shall not limit or otherwise affect the obligations of Issuer under any Note or any other Note Document to make payments of principal of or interest on, or any Redemption Price in respect of, any Note when due. Upon receipt of an affidavit of an officer of a Purchaser as to the loss, theft, destruction, or mutilation of its Note, the Issuer shall issue, in lieu thereof, a replacement Note in the same principal amount thereof and of like tenor. 2.7 Redemption. The Issuer may redeem the Notes at its option as set forth in this Section 2.7. (a) Optional Redemption on and After December 30, 2024. On and after December 30, 2024, the Issuer may redeem the Notes (a “Redemption”), at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount, including, for the avoidance of doubt, any PIK Interest paid with respect thereto), plus accrued and unpaid interest on such Notes to, but excluding, the Redemption Date, if redeemed during the 12-month period commencing on December 30 of the years set forth below: Period Redemption Price 2024 .......................................................... 107.500% 2025 .......................................................... 105.000% 2026 .......................................................... 102.500% (b) Optional Redemption Prior to December 30, 2024. At any time prior to December 30, 2024, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed (including, for the avoidance of doubt, any PIK Interest paid with respect thereto), plus the Applicable Premium determined as of the Redemption Date, plus accrued and unpaid interest on such Notes to, but excluding, the Redemption Date.

37 US-DOCS\137446087.12 (c) Redemption Notice. The Redemption Date for any Redemption will be a day of the Issuer’s choosing that is at least five days but no greater than 60 days after the Redemption Notice Date for such Redemption. To call any Notes for Redemption, the Issuer must send to each Purchaser holding such Notes a written notice of such Redemption (a “Redemption Notice”) describing (i) the Redemption Date for such Redemption, (ii) the Redemption Price per $1,000 principal amount of Notes for such Redemption, (iii) any conditions to such Redemption, (iv) that Notes called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Issuer fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Issuer pays such Redemption Price in full); and (v) the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption (including pursuant to Section 2.9) (d) Payment of the Redemption Price. The Issuer will cause the applicable Redemption Price for a Note subject to Redemption to be paid to the Purchaser thereof on or before the applicable Redemption Date. For the avoidance of doubt, interest payable on any Note (or portion thereof) subject to any Redemption must be paid pursuant to this Section 2.7. (e) Redemption Conditional. In connection with any redemption of Notes, any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, consummation of any related transaction or series of transactions. The Redemption Date of any redemption that is subject to satisfaction of one or more conditions precedent may, in the Issuer’s discretion and to the extent stated in the applicable Redemption Notice, be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and any notice with respect to such redemption may be modified, extended, or rescinded in the event that any or all such conditions shall not have yet been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed (which may exceed 60 days from the date of the Redemption Notice in such case), by providing notice thereof to the Purchasers. 2.8 Conversion. Subject to the provisions of this Section 2.8, each Purchaser may, at its option, convert such Purchasers’ Notes into shares of Common Stock. Notes may be converted in part, but only in Authorized Denominations, and provisions of this Section 2.8 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note. (a) When Notes May Be Converted. (i) A Purchaser may convert its Notes at any time and until the Close of Business on the Scheduled Trading Day immediately before the Maturity Date. (ii) If the Issuer calls the Notes for Redemption pursuant to Section 2.7, then a Purchaser may not convert the Notes after the Close of Business on the Scheduled Trading Day immediately before the applicable Redemption Date,

38 US-DOCS\137446087.12 except to the extent the Issuer fails to pay the Redemption Price for such Note in accordance with this Agreement. (b) Conversion Procedures. (i) To convert all or a portion of a Note, a Purchaser must (1) complete, manually sign, and deliver to the Issuer the conversion notice attached to such Note (or a copy of such conversion notice) and (2) deliver such Note to the Issuer (at which time such conversion will become irrevocable). (ii) At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the shares of Common Stock due upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to hold such Note (or such portion thereof) as of the Close of Business on such Conversion Date). (iii) The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion. (iv) If a Purchaser converts a Note, the Issuer will pay any documentary, stamp, or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Purchaser requested such shares to be registered in a name other than such Purchaser’s name, then such Purchaser will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Issuer may refuse to deliver any such shares to be issued in a name other than that of such Purchaser and no Default or Event of Default shall be deemed to have occurred. (c) Settlement Upon Conversion. Upon the conversion of any Note, the Issuer will settle such conversion by delivering shares of Common Stock. The number of shares of Common Stock due in respect of each $1,000 principal amount of a Note (including, for the avoidance of doubt, any PIK Interest previously paid with respect thereto) to be converted will be a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion. (i) If the number of shares of Common Stock deliverable pursuant to this Section 2.8(c) upon conversion of any Note is not a whole number, then such number will be rounded to the nearest whole number. (ii) If a Purchaser converts more than one Note on a single Conversion Date, then the shares of Common Stock due in respect of such conversion will be computed based on the total principal amount of Notes converted on such Conversion Date by such Purchaser.

39 US-DOCS\137446087.12 (iii) The Issuer will deliver the shares of Common Stock due upon the conversion of any Note to the Purchaser on or before the second Business Day immediately after the Conversion Date for such conversion. (iv) At all times when any Notes are outstanding, the Issuer will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock sufficient to permit the conversion of all then- outstanding Notes, assuming the Conversion Rate is increased by the maximum amount pursuant to which the Conversion Rate may be increased pursuant to Section 2.9. (v) Each Conversion Share delivered upon conversion of any Note will be duly and validly issued, fully paid, non-assessable, free from preemptive rights, and free of any Lien (except to the extent of any Lien created by the action or inaction of the Purchaser holding such Note or the Person to whom such Conversion Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Issuer will cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system. (vi) Upon conversion, a Purchaser shall not receive any separate cash payment for accrued and unpaid interest, if any. The Issuer’s delivery of the Conversion Shares shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest, if any (other than, for the avoidance of doubt, PIK Interest), to, and including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished, or forfeited. (d) Adjustments to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows (for the avoidance of doubt, the Transactions shall not be deemed to result in any adjustment to the Conversion Rate): (i) Stock Dividends, Splits, and Combinations. If the Issuer issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Issuer effects a stock split or a stock combination of the Common Stock (in each case, excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 2.10 will apply), then the Conversion Rate will be adjusted based on the following formula: where: CR0 = the Conversion Rate in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or 0 1 01 OS OSCRCR ´=

40 US-DOCS\137446087.12 immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable; CR1 = the Conversion Rate in effect immediately after the Close of Business on such Record Date or the Open of Business on such effective date, as applicable; OS0 = the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or the Open of Business on such effective date, as applicable, without giving effect to such dividend, distribution, stock split, or stock combination; and OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split, or stock combination. If any dividend, distribution, stock split, or stock combination of the type described in this Section 2.8(d)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Issuer determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split, or stock combination not been declared or announced. (ii) Rights, Options, and Warrants. If the Issuer distributes, to all or substantially all holders of Common Stock, rights, options, or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 2.8(d)(iii)(1) and Section 2.8(f) will apply) entitling such holders, for a period of not more than 60 calendar days after the record date of such distribution is announced, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula: where: CR0 = the Conversion Rate in effect immediately before the Close of Business on the Record Date for such distribution; CR1 = the Conversion Rate in effect immediately after the Close of Business on such Record Date; YOS XOSCRCR + + ´= 01

41 US-DOCS\137446087.12 OS = the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date; X = the total number of shares of Common Stock issuable pursuant to such rights, options, or warrants; and Y = a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options, or warrants by (y) the average of the Last Reported Sale Price per share of Common Stock for the ten consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced. To the extent such rights, options, or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options, or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options, or warrants (including as a result of such rights, options, or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, options, or warrants. For purposes of this Section 2.8(d)(ii), in determining whether any rights, options, or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Price per share of Common Stock for the ten consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options, or warrants is announced, and in determining the aggregate price payable to exercise such rights, options, or warrants, there will be taken into account any consideration the Issuer receives for such rights, options, or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors. (iii) Spin-Offs and Other Distributed Property. (1) Distributions Other than Spin-Offs. If the Issuer distributes shares of its Capital Stock, evidences of its indebtedness, or other assets or property of the Issuer, or rights, options, or warrants to acquire Capital Stock of the Issuer or other securities, to all or substantially all holders of the Common Stock, excluding: (u) dividends, distributions, rights, options, or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 2.8(d)(i) or 2.8(d)(ii);

42 US-DOCS\137446087.12 (v) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 2.8(d)(iv); (w) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 2.8(f); (x) Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 2.8(d)(iii)(2); (y) a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 2.8(d)(v) will apply; and/or (z) a distribution solely pursuant to a Common Stock Change Event, as to which Section 2.10 will apply, then the Conversion Rate will be increased based on the following formula: where: CR0 = the Conversion Rate in effect immediately before the Close of Business on the Record Date for such distribution; CR1 = the Conversion Rate in effect immediately after the Close of Business on such Record Date; SP = the average of the Last Reported Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on, and including, the Trading Day immediately before such Record Date; and FMV = the fair market value (as determined by the Board of Directors), as of such Record Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options, or warrants distributed per share of Common Stock pursuant to such distribution; provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Purchaser will receive, for each $1,000 principal amount of Notes held by such Purchaser on the record date for such distribution, at the same time and on the same FMVSP SPCRCR - ´= 01

43 US-DOCS\137446087.12 terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options, or warrants that such Purchaser would have received if such Purchaser had owned, on such Record Date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date. To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid. For purposes of this Section 2.8(d)(iii)(1) (and subject to Section 2.8(f)), rights, options, or warrants distributed by the Issuer to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Issuer’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options, or warrants, until the occurrence of a specified event or events a (“Trigger Event”): (x) are deemed to be transferred with such Common Stock; (y) are not exercisable; and (z) are also issued in respect of future issuances of Common Stock, will be deemed not to have been distributed for purposes of this Section 2.8(d)(iii)(1) (and no adjustment to the Conversion Rate under this Section 2.8(d)(iii)(1) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options, or warrants will be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate will be made pursuant to this Section 2.8(d)(iii)(1). In addition, in the event of any distribution (or deemed distribution) of rights, options, or warrants, or any Trigger Event or other event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate pursuant to this Section 2.8(d)(iii)(1) was made, (x) in the case of any such rights, options, or warrants that have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (I) the Conversion Rate will be readjusted as if such rights, options, or warrants had not been issued; and (II) the Conversion Rate will then again be readjusted to give effect to such distribution, deemed distribution, or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options, or warrants (assuming such holder had retained such rights, options, or warrants), made to all holders of Common Stock as of the date of such redemption or purchase; and (y) in the case of such rights, options, or warrants that have expired or been terminated without exercise by any holders thereof, the Conversion Rate will be readjusted as if such rights, options, and warrants had not been issued.

44 US-DOCS\137446087.12 (2) Spin-Offs. If the Issuer distributes or dividends shares of Capital Stock of any class or series, or other Equity Interests, of or relating to an Affiliate, a Subsidiary, or other business unit of the Issuer to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 2.10 will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 2.8(d)(v) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula: where: CR0 = the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off; CR1 = the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period; FMV = the product of (x) the average of the Last Reported Sale Price per share or unit of the Capital Stock or other Equity Interests distributed in such Spin-Off over the ten consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Record Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day, and Market Disruption Event were instead references to such Capital Stock or other Equity Interests) and (y) the number of shares or units of such Capital Stock or other Equity Interests distributed per share of Common Stock in such Spin-Off; and SP = the average of the Last Reported Sale Price per share of Common Stock for each Trading Day in the Spin-Off Valuation Period. Notwithstanding anything to the contrary in this Section 2.8(d)(iii)(2), if the Conversion Date for a Note occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the number of Conversion Shares for such conversion, such Spin-Off Valuation Period SP SPFMVCRCR + ´= 01

45 US-DOCS\137446087.12 will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date. To the extent any dividend or distribution of the type set forth in this Section 2.8(d)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid. (iv) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula: where: CR0 = the Conversion Rate in effect immediately before the Close of Business on the Record Date for such dividend or distribution; CR1 = the Conversion Rate in effect immediately after the Close of Business on such Record Date; SP = the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Record Date; and D = the cash amount distributed per share of Common Stock in such dividend or distribution; provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Purchaser will receive, for each $1,000 principal amount of Notes held by such Purchaser on the Record Date for such dividend or distribution, at the same time and on the same terms as holders of the Common Stock, the amount of cash that such Purchaser would have received if such Purchaser had owned, on such Record Date, a number of shares of Common Stock equal to the Conversion Rate in effect on such Record Date. To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid. (v) Tender Offers or Exchange Offers. If the Issuer or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other DSP SPCRCR - ´= 01

46 US-DOCS\137446087.12 consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula: where: CR0 = the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer; CR1 = the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period; AC = the aggregate value (determined by the Issuer as of the time (the “Expiration Time”) such tender or exchange offer expires) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; OS0 = the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); OS1 = the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and SP = the average of the Last Reported Sale Price per share of Common Stock over the ten consecutive Trading Day period beginning on, and including, the Trading Day immediately after the Expiration Date (the “Tender/Exchange Offer Valuation Period”); provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 2.8(d)(v), except to the extent provided further below in this paragraph. Notwithstanding anything to the contrary in this Section 2.8(d)(v), if the Conversion Date for a Note occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Shares for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in ( ) 0 1 01 OSSP OSSPACCRCR ´ ´+ ´=

47 US-DOCS\137446087.12 the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date. To the extent such tender or exchange offer is announced but not consummated (including as a result of the Issuer or such Subsidiary being precluded from consummating such tender or exchange offer under Applicable Law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer. (vi) Degressive Issuance. If, on or after the Closing Date and on or prior to December 30, 2024, the Issuer or any of its Subsidiaries issues or otherwise sells any shares of Common Stock, or any Equity-Linked Securities, in each case at an Effective Price per share of Common Stock that is less than the Conversion Price in effect (before giving effect to the adjustment required by this Section 2.8(d)(vi)) as of the date of the issuance or sale of such shares or Equity-Linked Securities (such an issuance or sale, a “Degressive Issuance”), then, effective as of the Close of Business on such date, the Conversion Rate will be increased to an amount equal to (x) one thousand dollars ($1,000) divided by (y) the Weighted Average Issuance Price. For these purposes, the “Weighted Average Issuance Price” will be equal to: where: CP = such Conversion Price; OS = the sum of (1) number of shares of Common Stock, (2) the number of shares into which the Notes could be converted if fully converted and (3) the maximum number of shares of Common Stock that could become issuable upon the exercise or conversion of all other Equity- Linked Securities, in each case outstanding immediately before such Degressive Issuance; EP = the Effective Price per share of Common Stock in such Degressive Issuance; and X = the sum, without duplication, of (x) the total number of shares of Common Stock issued or sold in such Degressive Issuance; and (y) the maximum number of shares of Common Stock underlying such Equity-Linked Securities issued or sold in such Degressive Issuance. provided, however, that (1) the Conversion Rate will not be adjusted pursuant to this Section 2.8(d)(vi) solely as a result of an Exempt ( ) ( ) XOS XEPOSCP + ´+´

48 US-DOCS\137446087.12 Issuance or as a result of any transaction in respect of which an adjustment is made pursuant to Section 2.8(d)(i), (ii), (iii), (iv) and/or (v); (2) the issuance of shares of Common Stock pursuant to any such Equity-Linked Securities will not constitute an additional issuance or sale of shares of Common Stock for purposes of this Section 2.8(d)(vi) (it being understood, for the avoidance of doubt, that the issuance or sale of such Equity-Linked Securities, or any re- pricing or amendment thereof, will be subject to this Section 2.8(d)(vi)); and (3) in no event will the Conversion Rate be decreased pursuant to this Section 2.8(d)(vi). For purposes of this Section 2.8(d)(vi), any re-pricing or amendment of any Equity- Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Closing Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Rate. The Issuer will not effect any Degressive Issuance that would result in an adjustment to the Conversion Rate pursuant to this Section 2.8(d)(vi) that requires the approval of the Issuer’s stockholders pursuant to the listing standards of The NYSE American, unless the Issuer has obtained such stockholder approval before such Degressive Issuance. (vii) Make-Whole Fundamental Change. (1) If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make- Whole Fundamental Change Conversion Period, then, subject to this Section 2.8, the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change: Make-Whole Fundamental Change Effective Date Stock Price $0.2272 $0.2300 $0.2400 $0.2500 $0.2600 $0.2700 $0.2800 $0.2900 $0.3000 $0.3200 $0.3500 $0.4000 $0.4500 $0.5000 December 30, 2022 ................. 706.0690 710.8696 635.7083 568.8400 509.1923 455.8889 408.1429 365.2759 326.7333 260.6875 183.6857 96.7750 43.7556 13.0000 December 30, 2023 ................. 706.0690 710.8696 630.5000 558.2000 494.1154 437.2963 386.7857 341.8621 301.9000 234.4688 158.2286 76.6250 30.6889 7.0000 December 30, 2024 ................. 706.0690 710.8696 625.0417 541.1200 465.8846 398.3333 337.6429 283.0690 234.1000 151.2500 60.7429 0.0000 0.0000 0.0000 December 30, 2025 ................. 706.0690 710.8696 625.0417 541.1200 465.8846 398.3333 337.6429 283.0690 234.1000 151.2500 60.7429 0.0000 0.0000 0.0000 December 30, 2026 ................. 706.0690 710.8696 625.0417 535.4000 452.2308 379.8519 316.6786 261.5517 213.3667 134.7813 53.0571 0.0000 0.0000 0.0000 December 30, 2027 ................. 706.0690 680.0000 498.8333 332.1600 178.3077 35.8519 0.0000 0.0000 0.0000 0.0000 0.0000 0.0000 0.0000 0.0000 If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

49 US-DOCS\137446087.12 (i) if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and (ii) if the Stock Price is greater than $0.5000 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 2.8(vii)(2)), or less than $0.2272 (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate. Notwithstanding anything to the contrary in this Agreement or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds 4,184.2979 shares of Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 2.8(d). (2) The Stock Prices in the first row (i.e., the column headers) of the table set forth above will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 2.8(d). The numbers of Additional Shares in the table set forth above will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 2.8(d). (3) If a Make-Whole Fundamental Change occurs, then, promptly and in no event later than the Business Day immediately after the Make- Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change, the Issuer will notify the Purchasers of the occurrence of such Make- Whole Fundamental Change and of such Make-Whole Fundamental Change Effective Date, briefly stating the circumstances under which the Conversion Rate will be increased pursuant to this Section 2.8 in connection with such Make-Whole Fundamental Change (which, for the avoidance of doubt, in the case of a Make- Whole Fundamental Change pursuant to clause (b) of the definition thereof, may be included in the related Redemption Notice). (4) If a Conversion Date occurs during two or more Make- Whole Fundamental Change Periods, a Purchaser converting its Notes will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the applicable Make-Whole Fundamental Changes, and the later Make-Whole

50 US-DOCS\137446087.12 Fundamental Change(s) will be deemed to not have occurred for purposes of this Section 2.8. (5) For the avoidance of doubt, the Transactions shall not be deemed to result in the occurrence of a Make-Whole Fundamental Change. (e) No Adjustments in Certain Cases. (i) Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in this Section 2.8(e), the Issuer will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to this Section 2.8(e) (other than a stock split or combination of the type set forth in Section 2.8(d)(i) or a tender or exchange offer of the type set forth in Section 2.8(d)(v) or a Degressive Issuance) if each Purchaser participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Purchaser of Notes, in such transaction or event without having to convert such Purchaser’s Notes and as if such Purchaser held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Purchaser on such date. (ii) Certain Events. The Issuer will not be required to adjust the Conversion Rate except as provided in this Section 2.8. Without limiting the foregoing, the Issuer will not be obligated to adjust the Conversion Rate on account of: (1) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan; (2) the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director, or consultant benefit plan or program of, or assumed by, the Issuer or any of its Subsidiaries; (3) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or convertible or exchangeable security of the Issuer outstanding as of the Closing Date; (4) solely a change in the par value of the Common Stock; or (5) accrued and unpaid interest on the Notes. (iii) De Minimis Changes. If an adjustment to the Conversion Rate otherwise required by this Section 2.8 would result in a change of less than 1% to the Conversion Rate, then, notwithstanding anything to the contrary herein, the

51 US-DOCS\137446087.12 Issuer may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate; or (ii) the Conversion Date of any Note. (f) Equitable Adjustments to Prices. Whenever any provision of this Agreement requires the Issuer to calculate the average of the Last Reported Sale Price, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Issuer will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 2.8(d)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Record Date or effective date, as applicable, of such event occurs, at any time during such period. (g) Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 2.8(d), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock and (ii) exclude shares of Common Stock held in the Issuer’s treasury (unless the Issuer pays any dividend or makes any distribution on shares of Common Stock held in its treasury). (h) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward). (i) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 2.8(d), the Issuer will promptly send notice to the Purchasers containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment. (j) Voluntary Adjustments. To the extent permitted by law and applicable stock exchange rules, the Board of Directors, from time to time, may (but is not required to) increase the Conversion Rate by any amount if: (i) the Issuer determines that such increase is either (x) in the best interest of the Issuer or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least 20 Business Days; and (iii) such increase is irrevocable during such period. (k) Notice of Voluntary Increase. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 2.8(j), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 2.8(j), the Issuer will send notice to each Purchaser of such increase, the amount thereof and the period during which such increase will be in effect.

52 US-DOCS\137446087.12 2.9 Limitation on Conversion. In order to comply with NYSE rules that limit the number of shares of Common Stock the Issuer may deliver upon conversion of the Notes unless the Issuer first obtains the approval of its stockholders in accordance with the rules of the NYSE (the “Requisite Stockholder Approval”), in no event will the number of shares of Common Stock issuable upon conversion of the Notes (together with any shares of Common Stock issued pursuant to the Share Purchase Agreement) exceed 53,349,861, subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 2.8(d)(i) through (vi), if the Issuer has not obtained the Requisite Stockholder Approval. This Section 2.9 shall cease to apply from and after the receipt by the Issuer of the Requisite Stockholder Approval. The Issuer undertakes to seek the Requisite Stockholder Approval as soon as reasonably practicable and in any event no later than its next annual general meeting. 2.10 Effect of Common Stock Change Event. If there occurs any: (a) recapitalization, reclassification, or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value, and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities); (b) consolidation, merger, combination, or binding or statutory share exchange involving the Issuer; (c) sale, lease, or other transfer of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person; or (d) other similar event; and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash, or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash, or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Agreement or the Notes: (1) from and after the effective time of such Common Stock Change Event: (I) the Conversion Shares due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 2 (or in any related definitions) were instead a reference to the same number of Reference Property Units; and (II) for purposes of the definition of “Record Date,” the term “Common Stock” will be deemed to refer to any class of securities forming part of such Reference Property; and (2) for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value

53 US-DOCS\137446087.12 of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Issuer (or, in the case of cash denominated in U.S. dollars, the face amount thereof). If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Issuer will notify the Purchasers of such weighted average as soon as practicable after such determination is made. At or before the effective time of such Common Stock Change Event, the Issuer and the resulting, surviving, or transferee Person (if not the Issuer) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Purchasers such supplemental instruments, if any, as the Issuer reasonably determines are necessary or desirable to: (x) provide for subsequent conversions of Notes in the manner set forth in this Section 2.10; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 2.8(d) in a manner consistent with this Section 2.10; and (z) contain such other provisions, if any, that the Issuer reasonably determines are appropriate to preserve the economic interests of the Purchasers and to give effect to the provisions of this Section 2.10. If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Issuer reasonably determines are appropriate to preserve the economic interests of Purchasers. 3. CONDITIONS OF NOTES 3.1 Conditions Precedent to Closing. The effectiveness of this Agreement and Closing are subject to the condition precedent that each Purchaser shall have received, in form and substance satisfactory to each Purchaser, such documents, and completion of such other matters, as each Purchaser may reasonably deem necessary or appropriate, including, without limitation: (a) this Agreement, duly executed by the Issuer, as applicable; (b) delivery of the Notes, duly executed by Issuer; (c) to the extent requested by the Purchasers or Collateral Agent, a properly completed and duly executed IRS Form W-9 (or other applicable tax form) from Issuer and all other documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations; (d) the Note Documents (other than this Agreement and the Shares), each duly executed by the Issuer and each Guarantor, as applicable; (e) all certificates representing the Equity Interests of Bird Rides held by the Issuer comprising the Issuer Pledged Collateral as of the Closing Date, together with stock transfer forms or powers of attorney executed in blank, shall have been delivered to the Collateral Agent; (f) the Operating Documents and good standing certificates of the Issuer and each Guarantor certified by the Secretary of State (or equivalent agency) of the Issuer’s

54 US-DOCS\137446087.12 and such Guarantor’s jurisdiction of organization or formation, each as of a date no earlier than thirty (30) days prior to the Closing Date; (g) a certificate of Issuer executed by the Secretary of Issuer and each Guarantor with appropriate insertions and attachments, including with respect to (i) the Operating Documents of Issuer or such Guarantor (certified by the applicable Secretary of State), (ii) the resolutions adopted by the Board of Directors or the board of directors (or the functional equivalent thereof) of such Guarantor for the purpose of approving the transactions contemplated by the Note Documents and (iii) resolutions adopted by stockholders of the Issuer comprising the Requisite Stockholder Approval for the purpose of approving the transactions contemplated by this Agreement; (h) a legal opinion of counsel to the Issuer as to U.S. law and applicable state law and a legal opinion of counsel to the Issuer as to the laws of certain provinces of Canada, each dated as of the Closing Date; (i) a duly executed cross receipt signed by the Issuer and the Purchasers, acknowledging that it has received the cash and/or securities it is to receive on the Closing Date, as applicable; (j) the representations and warranties in Section 5 hereof shall be true, accurate and complete in all material respects on the Closing Date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (k) since September 30, 2022, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; (l) no Event of Default or an event that with the passage of time could result in an Event of Default shall exist; (m) the Purchasers shall have received, at least three (3) Business Days prior to the Closing Date, the latest financial model, which shall be satisfactory to the Purchasers in their sole discretion (the “Model”); (n) payment of the fees, Purchasers’ Expenses, Collateral Agent Expenses and Collateral Agent Fees then due as specified in Section 2.4 hereof; (o) cause the Purchasers and Collateral Agent to receive (i) evidence that all financing statements in the jurisdiction of organization of each of Issuer and each Guarantor that the Purchasers or Collateral Agent may deem reasonably necessary and (ii) each other document required by any Note Document or under any Applicable Law to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a perfected Lien on the Collateral required to be

55 US-DOCS\137446087.12 delivered pursuant to such Note Document, in proper form for filing, registration or recordation; (p) substantially simultaneously with the effectiveness of this Agreement, the Issuer shall have executed the Vehicle Financing Amendment; (q) substantially simultaneously with the effectiveness of this Agreement, the Issuer shall have executed the Share Purchase Agreement and the Voting Agreement; and (r) the letter of agreement dated as of December 19, 2022 by and among MidCap Financial Trust, certain lenders of Bird US Opco LLC and Bird Canada shall have been terminated. The Issuer and each Purchaser acknowledge, for purposes of the opinion to be delivered pursuant to Section 3.1(h), counsel to the Issuer will rely upon the accuracy and truthfulness of the representations contained in Sections 5.16, 5.17 and 6.7 through 6.14 and hereby consent to such reliance. 3.2 Conditions Precedent to Acquisition Closing. The Acquisition Closing is subject only to the condition precedent that the purchase and sale of Bird Canada Inc. pursuant to the Share Purchase Agreement shall have been consummated in accordance with the terms thereof. 3.3 Covenant to Deliver. The Issuer agrees to deliver to the Purchasers each item required to be delivered to the Purchasers under this Agreement as a condition precedent to the purchase of Notes. The Issuer expressly agrees that any purchase of Notes made prior to the receipt by any Purchaser of any such item shall not constitute a waiver by any Purchaser of the Issuer’s obligation to deliver such item, and any such Note in the absence of a required item shall be made in each Purchaser’s sole discretion. 3.4 Post-Closing Obligations. Notwithstanding any provision herein or in any other Note Document to the contrary, to the extent not actually delivered on or prior to the Closing Date, the Issuer shall, and shall cause each applicable Subsidiary to: (a) within 20 days following the Closing Date (or such later date as the Required Purchasers may agree), the Issuer shall produce and deliver to the Collateral Agent stock certificates of Bird Rides representing Issuer Pledged Collateral . (b) within 30 days following the Closing Date (or such later date as the Required Purchasers may agree), the Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any insurance providing coverage in respect of any Collateral in accordance with Section 7.4; and (c) within 45 days following the Closing Date (or such later date as the Required Purchasers may agree), the Issuer shall deliver documentation reasonably satisfactory to the Required Purchasers providing for a pledge over the equity of Bird Rides Europe B.V. by Bird Rides International Holding, Inc., together with any supporting documentation that the Required Purchasers may reasonably request.

56 US-DOCS\137446087.12 4. CREATION OF SECURITY INTEREST 4.1 Grant of Security Interest. The Issuer hereby grants the Collateral Agent, for the ratable benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations, a continuing first-priority security interest in, and pledges to the Collateral Agent, for the ratable benefit of the Secured Parties, the Issuer Pledged Collateral. The Collateral Agent’s Lien on the Issuer Pledged Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid or converted in full. 4.2 Representations, Warranties and Covenants. The Issuer represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that: (a) Exhibit A hereto includes a true and complete list of all the Issuer Pledged Collateral and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Issuer Pledged Collateral owned by the Issuer; (b) (i) the Issuer Pledged Collateral has been duly and validly authorized and issued by the issuer thereof and (ii) the Issuer Pledged Collateral (if applicable) is fully paid and nonassessable; (c) except for the security interests granted hereunder and under any other Note Documents, the Issuer (i) is and will continue to be the direct owner, beneficially and of record, of the Issuer Pledged Collateral, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Issuer Pledged Collateral, other than Permitted Liens, and (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all Persons whomsoever; (d) except for restrictions and limitations imposed or permitted by the Note Documents, contracts and agreements permitted by the Note Purchase Agreement, or securities laws generally, the Issuer Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Issuer Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement or organizational document provisions of any nature that would prohibit, impair, delay or otherwise affect the pledge of such Issuer Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder; (e) the Issuer has the organizational power and authority to pledge the Issuer Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated; (f) by virtue of the execution and delivery by the Issuer of this Agreement, when any Issuer Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Issuer Pledged Securities, free of any adverse claims (except Permitted Liens), under the UCC to the extent such lien and security interest may be created

57 US-DOCS\137446087.12 and perfected under the UCC, as security for the payment and performance of the Obligations; and (g) subject to the terms of this Agreement and to the extent permitted by applicable law, the Issuer hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with the instructions of the Collateral Agent with respect to the Equity Interests that constitute Issuer Pledged Collateral hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests. 4.3 Registration in Nominee Name. If an Event of Default shall have occurred and is continuing, the Collateral Agent (at the direction of the Required Purchasers), on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold and have the Issuer Pledged Securities registered in the name of the Collateral Agent or in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent), and the Issuer will promptly give to the Collateral Agent copies of any notices or other written communications received by it with respect to Issuer Pledged Securities registered in the name of the Issuer. Upon the occurrence and during the continuance of an Event of Default notice to the Issuer, the Collateral Agent shall at all times have the right to exchange the certificates representing Issuer Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement. 4.4 Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred: (i) the Issuer shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Issuer Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement and the other Note Documents; (ii) the Collateral Agent shall promptly execute and deliver to the Issuer, or cause to be promptly executed and delivered to the Issuer, all such proxies, powers of attorney and other instruments as the Issuer may reasonably request for the purpose of enabling the Issuer to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to clause (a)(i) of this Section 4.4; and (iii) the Issuer shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Issuer Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and are otherwise paid or distributed in accordance with, the terms and conditions of this Agreement and the other Note Documents and Applicable Laws; provided that any non-cash dividends, interest, principal or other distributions that would constitute Issuer Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Issuer Pledged Securities or received in exchange for Issuer Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation,

58 US-DOCS\137446087.12 acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Issuer Pledged Collateral and, if received by the Issuer, shall be held for the benefit of the Collateral Agent and the other Secured Parties. 4.5 Other Collateral. The Notes and related Guarantees will be secured from time to time by other collateral, pledged by the Guarantors under the other Note Documents. 4.6 Release of Issuer Pledged Collateral. Upon payment or conversion in full of the Obligations (other than inchoate indemnity obligations), the Collateral Agent’s Lien on all the Issuer Pledged Collateral shall terminate and be released automatically without further action of any Person, and all rights therein shall revert to the Issuer. Upon any sale or other transfer of any Issuer Pledged Collateral in a transaction permitted under and in accordance with the terms of this Agreement, or upon the effectiveness of any written consent to the release of the Liens granted hereby on any Issuer Pledged Collateral, the Collateral Agent’s Lien on such Issuer Pledged Collateral shall be automatically released, and all rights therein shall revert to the Issuer. In connection with any of the foregoing terminations or releases, at the request of the Issuer and at the sole cost and expense of the Issuer, the Collateral Agent shall promptly execute and deliver to, and authorize the filing by, the Issuer of all financing statement amendments or termination statements and similar documents that the Issuer shall reasonably request to evidence such termination or release, and the Collateral Agent shall promptly deliver to the Issuer all applicable Issuer Pledged Collateral in its possession. 5. REPRESENTATIONS AND WARRANTIES OF THE ISSUER The Issuer represent and warrant to the Purchasers and the Collateral Agent that, as of the date hereof: 5.1 Organization and Good Standing. The Issuer and each of its Subsidiaries is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority under its organizational documents and under the laws of the jurisdiction of its organization to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted. 5.2 Due Qualification. The Issuer and each of its Subsidiaries is duly qualified to do business, and has obtained all necessary licenses and approvals, in all jurisdictions in which the conduct of its business requires such qualification, licenses, or approvals, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on the ability of the Issuer or such Subsidiaries to perform its obligations (taken as a whole) under this Agreement or any other Note Document to which it is a party or the validity or enforceability of this Agreement or any other Note Document. 5.3 Power and Authority; Due Authorization. The Issuer (a) has all necessary power and authority to (i) execute and deliver this Agreement and the other Note Documents to which it is a party, (ii) perform its obligations under this Agreement and the other Note Documents to which it is a party, and (iii) grant a security interest in the Collateral to the Collateral Agent on the terms and subject to the conditions herein provided, and (b) has duly authorized by all necessary

59 US-DOCS\137446087.12 corporation action such grant and the execution, delivery, and performance of, and the consummation of the transactions provided for in, this Agreement and the other Note Documents to which it is a party. The shares of Common Stock issuable upon conversion of the Notes have been duly and validly authorized and reserved by the Issuer and, when issued upon conversion of the Notes in accordance with this Agreement, will be validly issued, fully paid, and non-assessable, and the issuance of any such shares of Common Stock shall not be subject to any preemptive or similar rights. 5.4 Binding Obligations. This Agreement and each of the other Note Documents to which the Issuer is a party, when executed and delivered by the Issuer and each other party thereto (and, with respect to the Notes, when issued against payment of the Purchase Consideration therefor), will constitute legal, valid, and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. 5.5 No Conflict or Violation. The execution, delivery, and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Note Documents to which the Issuer is a party, and the fulfillment of the terms hereof and thereof, will not (a) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents, any Government Approval, or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which the Issuer is a party or by which it or any of its properties is bound, (b) result in the creation or imposition of any Lien upon any of the Collateral pursuant to the terms of any such indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument (other than this Agreement and the other Note Documents), or (c) conflict with or violate any Applicable Law, except, in the case of each of the foregoing clauses (a) through (c), to the extent that any such conflict, breach, default, Lien, or violation, as applicable, would not reasonably be expected to have a Material Adverse Effect. 5.6 Litigation and Other Proceedings. (a) There is no action, suit, proceeding, or investigation pending or, to the knowledge of the Issuer, threatened in writing, against the Issuer or any of its Subsidiaries before any Governmental Authority and (b) the Issuer is not subject to any order, judgment, decree, injunction, stipulation, or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (a) and (b), (i) asserts the invalidity or unenforceability of this Agreement or any other Note Document, (ii) seeks to prevent the grant of a security interest in any of the Collateral by the Issuer to the Collateral Agent or the consummation of any of the transactions contemplated by this Agreement or any other Note Document, (iii) seeks any determination or ruling that could materially and adversely affect the performance by the Issuer of its obligations under this Agreement or any other Note Document, or (iv) individually or in the aggregate for all such actions, suits, proceedings, and investigations would reasonably be expected to have a Material Adverse Effect.

60 US-DOCS\137446087.12 5.7 Government Approvals. Except where the failure to obtain or make such authorization, consent, order, approval, or action would not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders, and approvals of, or other actions by, any Governmental Authority that are required to be obtained by the Issuer in connection with the grant of a security interest to the Collateral Agent hereunder or the due execution, delivery, and performance by the Issuer of this Agreement or any other Note Document to which it is a party and the consummation by the Issuer of the transactions contemplated by this Agreement and the other Note Documents to which it is a party have been obtained or made and are in full force and effect, except for such authorizations, consents, orders, approvals, or actions (a) as have been obtained or made, (b) as may be required under applicable state securities laws in connection with the issuance and sale of the Notes, or (c) to perfect the Collateral Agent’s security interests granted hereby or any financing statements related thereto. 5.8 Solvency After giving effect to the transactions contemplated by this Agreement and the other Note Documents, the Issuer and its Subsidiaries, on a consolidated basis, are Solvent. 5.9 Offices; Legal Name. The Issuer’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Agreement. The chief executive office of the Issuer is 392 NE 191st Street, #20388, Miami, Florida. The legal name of the Issuer is Bird Global, Inc. 5.10 Investment Company Act. The Issuer is not, and is not controlled by, an “investment company” registered or required to be registered under the U.S. Investment Company Act of 1940, as amended. 5.11 Accuracy of Information. All written information (other than any projections, forward-looking information, and information of a general economic nature or general industry nature) furnished to the Purchasers by or on behalf of the Issuer pursuant to any provision of this Agreement or any other Note Document, or in connection with or pursuant to any amendment or modification of, or waiver under this Agreement or any other Note Document, is at the time the same are so furnished (or as of any earlier date or later date specified therein),was, at the time the same was so furnished (or as of any earlier date specified therein), when taken as a whole, true and correct in all material respects on the date the same was furnished to the Purchasers, and does not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which such statements were made. 5.12 Anti-Money Laundering/International Trade Law Compliance. Neither the Issuer nor, to the knowledge of the Issuer, any of its Affiliates, (a) is in violation of any Anti- Terrorism Law, (b) engages in or conspires to engage in any transaction that violates or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law, (c) is a Sanctioned Person, or is controlled by a Sanctioned Person, (d) is acting for or on behalf of a Sanctioned Person, (e) is associated with a Sanctioned Person, or (vi) is providing material, financial, or technical support or other services to or in support of acts of terrorism of a Sanctioned Person. Neither the Issuer nor, to the knowledge of the Issuer, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (i) conducts any business or engages in making or receiving any contribution of funds, goods, or services to or for

61 US-DOCS\137446087.12 the benefit of any Sanctioned Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order, or other Anti-Terrorism Law. 5.13 Perfection Representations. (a) This Agreement creates a valid and continuing security interest in the Issuer’s right, title, and interest in, to, and under the Issuer Pledged Collateral which, (i) upon the filing of any required financing statements, will constitute a perfected security interest and (ii) will be free of all Liens, other than Permitted Liens. (b) The Issuer owns and has good and marketable title to the Issuer Pledged Collateral free and clear of any Lien, other than Permitted Liens. (c) Other than the security interest granted to the Collateral Agent pursuant to this Agreement, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Issuer Pledged Collateral except as permitted by this Agreement and the other Note Documents. The Issuer is not aware of any judgment lien, ERISA lien, or tax lien filings against the Issuer that are not permitted by this Agreement and the other Note Documents. 5.14 Compliance with Applicable Laws. The Issuer has complied with all Applicable Laws to which it may be subject, except where any such failure to comply with Applicable Laws would not reasonably be expected to have a Material Adverse Effect. 5.15 Taxes. The Issuer has (a) timely filed all material tax returns (federal, state, and local) required to be filed by it, (b) paid, or caused to be paid, all material taxes, assessments, and other governmental charges, if any, other than taxes, assessments, and other governmental charges being contested in good faith, and (c) paid all fees and expenses required to be paid by it in connection with the maintenance of its existence, and its qualification as a foreign corporation authorized to do business in each state in which it is required to so qualify, except with respect to this clause (c), where any such failure to pay such fees and expenses would not reasonably be expected to have a Material Adverse Effect. 5.16 No Broker’s Fees. Except as set forth in or contemplated by the Share Purchase Agreement, the Issuer is not a party to any contract, agreement, or understanding with any Person that would give rise to a valid claim against them or the Purchasers for a brokerage commission, finder’s fee, or like payment in connection with the Note Documents and the transactions contemplated thereby. 5.17 No General Solicitation. Neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act), or any Person acting on its or their behalf, has engaged directly or indirectly in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) in connection with the offering, issuance, and sale of the Notes in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

62 US-DOCS\137446087.12 6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS Each Purchaser, severally and not jointly, represents and warrants to the Issuer as of the Closing Date and as of the date such Person becomes a Purchaser, as follows: 6.1 Organization and Good Standing. Such Purchaser is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority under its organizational documents and under the laws of the jurisdiction of its organization to enter into this Agreement and perform its obligations hereunder. 6.2 Power and Authority; Due Authorization. Such Purchaser (a) has all necessary power and authority to (i) execute and deliver this Agreement and the other Note Documents to which it is a party and (ii) perform its obligations under this Agreement and the other Note Documents to which it is a party and (b) has duly authorized by all necessary organizational action the execution, delivery, and performance of, and the consummation of the transactions provided for in, this Agreement and the other Note Documents to which it is a party. 6.3 Binding Obligations. This Agreement and each of the other Note Documents to which such Purchaser is a party, when executed and delivered by such Purchaser and each other party thereto (and, with respect to the Notes, when issued against payment of the Purchase Consideration therefor), will constitute legal, valid, and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. 6.4 No Conflict or Violation. The execution, delivery, and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Note Documents to which such Purchaser is a party will not (a) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which such Purchaser is a party or by which it or any of its properties is bound, (b) result in the creation or imposition of any Lien upon any of the Collateral pursuant to the terms of any such indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument (other than this Agreement and the other Note Documents), or (c) conflict with or violate any Applicable Law, except, in the case of each of the foregoing clauses (a) through (c), to the extent that any such conflict, breach, default, Lien, or violation, as applicable, would not reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations (taken as a whole) under this Agreement or any other Note Document to which it is a party or the validity or enforceability of this Agreement or any other Note Document. 6.5 Litigation and Other Proceedings. (a) There is no action, suit, proceeding, or investigation pending or, to the knowledge of such Purchaser, threatened in writing, against such Purchaser before any Governmental Authority and (b) such Purchaser is not subject to any order, judgment, decree, injunction, stipulation, or consent order of or with any Governmental Authority

63 US-DOCS\137446087.12 that, in the case of either of the foregoing clauses (a) and (b), (i) asserts the invalidity or unenforceability of this Agreement or any other Note Document, (ii) seeks to prevent the consummation of any of the transactions contemplated by this Agreement or any other Note Document, (iii) seeks any determination or ruling that could materially and adversely affect the performance by such Purchaser of its obligations under this Agreement or any other Note Document, or (iv) individually or in the aggregate for all such actions, suits, proceedings, and investigations would reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations (taken as a whole) under this Agreement or any other Note Document to which it is a party or the validity or enforceability of this Agreement or any other Note Document. 6.6 Government Approvals. Except where the failure to obtain or make such authorization, consent, order, approval, or action would not reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations (taken as a whole) under this Agreement or any other Note Document to which it is a party or the validity or enforceability of this Agreement or any other Note Document, all authorizations, consents, orders, and approvals of, or other actions by, any Governmental Authority that are required to be obtained by such Purchaser in connection with the due execution, delivery, and performance by such Purchaser of this Agreement or any other Note Document to which it is a party and the consummation by such Purchaser of the transactions contemplated by this Agreement and the other Note Documents to which it is a party have been obtained or made and are in full force and effect, except for such authorizations, consents, orders, approvals, or actions (a) as have been obtained or made, (b) as may be required under applicable state securities laws in connection with the issuance and sale of the Notes, or (c) to perfect the Collateral Agent’s security interests granted hereby and any financing statements related thereto. 6.7 Evaluation of Risks. Such Purchaser has such knowledge and experience in financial, tax, and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Notes and the underlying shares of Common Stock and of protecting its interests in connection with the transactions contemplated hereby. Such Purchaser acknowledges and agrees that its investment in the Issuer involves a high degree of risk, and that such Purchaser may lose all or a part of its investment. 6.8 No Legal, Investment, or Tax Advice from the Issuer. Such Purchaser acknowledges that it had the opportunity to review the Note Documents and the transactions contemplated by the Note Documents with its own legal counsel and investment and tax advisors. Such Purchaser is relying solely on such counsel and advisors and not on any statements or representations of the Issuer or any of the Issuer’s representatives or agents for legal, tax, investment or other advice with respect to such Purchaser’s acquisition of the Notes hereunder or any shares of Common Stock issuable upon conversion thereof, the transactions contemplated by this Agreement and the other Note Documents, or the laws of any jurisdiction. 6.9 Investment Purpose. Such Purchaser is acquiring the Notes and the shares of Common Stock issuable upon conversion of the Notes for its own account, for investment purposes, and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the Securities Act or any applicable state securities laws. Such Purchaser agrees not to sell, hypothecate, or otherwise transfer the Notes or any shares of Common

64 US-DOCS\137446087.12 Stock issuable upon conversion of the Notes except pursuant to a registration statement in which the resale of such securities is registered under the Securities Act and in a manner in compliance with all applicable federal and state securities laws, rules, and regulations, or unless, in the opinion of counsel satisfactory to the Issuer, an exemption from such registration is available. Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Notes or any shares of Common Stock issuable upon conversion of the Notes. Such Purchaser is acquiring the Notes and the shares of Common Stock issuable upon conversion of the Notes hereunder in the ordinary course of its business. 6.10 Accredited Investor. Such Purchaser is an institutional “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. 6.11 Reliance on Exemptions. Such Purchaser understands that the Notes and the shares of Common Stock issuable upon conversion of the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and are characterized as “restricted securities” under the U.S. federal securities laws. Such Purchaser is purchasing the Notes as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Notes or underlying Common Stock. If such Purchaser is resident in a jurisdiction of Canada, it is an “accredited investor,” as such term is defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, where applicable, section 73.3 (1) of the Securities Act (Ontario), it was not created and is not being used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45-106 and has concurrently executed and delivered an accredited investor representation letter certifying its status as an accredited investor (the “Representation Letter”) and specifically represents and warrants that one or more of the categories set forth in the Representation Letter correctly, and in all respects, describes such Purchaser, and will describe such Purchaser as at the Closing Date and such Purchaser has so indicated by initialling next to the category in such Representation Letter which so describes it. Such Purchaser understands that the Issuer is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments, and understandings of such Purchaser set forth herein and in the other Note Documents in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Notes and the shares of Common Stock issuable upon conversion of the Notes. 6.12 No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Notes and the shares of Common Stock issuable upon conversion of the Notes or the fairness or suitability of an investment in the Notes and the shares of Common Stock issuable upon conversion of the Notes, nor have such authorities passed upon or endorsed the merits of the offering of the Notes and the shares of Common Stock issuable upon conversion of the Notes. In addition, such Purchaser acknowledges that: (a) there are restrictions on such Purchaser’s ability to resell the Notes and the underlying shares of Common Stock and it is the responsibility of such Purchaser to find out what those restrictions are and to comply with them before selling the Notes or shares Common Stock; (b) if such Purchaser is located in Canada, the Issuer has advised such Purchaser that the Issuer is relying on an exemption from the requirements to provide such Purchaser with a prospectus under the Securities Act (Ontario) and other applicable securities laws

65 US-DOCS\137446087.12 of each other province and territory of Canada, as applicable, and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Ontario) and any other applicable securities laws of each other province and territory of Canada, including statutory rights of rescission or damages, will not be available to such Purchaser; and (c) any certificates representing the Notes and, if applicable, the shares of Common Stock that are purchased by any Canadian Purchasers will be endorsed with a legend stating that such securities will be subject to restrictions on resale in accordance with applicable Canadian securities legislation. 6.13 Information. Such Purchaser and its advisors (including its counsel), if any, have been furnished with all materials relating to the business, finances, and operations of the Issuer and information such Purchaser deemed material to making an informed investment decision. Such Purchaser and its advisors (including its counsel), if any, have been afforded the opportunity to ask questions of the Issuer and its management and have received answers to such questions and conducted and completed their own independent due diligence. Based on the information such Purchaser has deemed appropriate, it has independently made its own analysis and decision to invest in the Notes and the shares of Common Stock issuable upon conversion of the Notes and to enter into the Note Documents. Such Purchaser acknowledges and agrees that the Issuer has not made to such Purchaser, and such Purchaser acknowledges and agrees it has not relied upon, any representations and warranties of the Issuer, its employees, or any third party other than the representations and warranties of the Issuer contained in this Agreement. 6.14 Not an Affiliate. Such Purchaser is not an officer, director, or a person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Issuer or any “affiliate” of the Issuer (as that term is defined in Rule 405 promulgated under the Securities Act). 6.15 No Prior Short Sales. At no time prior to the date of this Agreement has such Purchaser, any of its Affiliates, or any of their respective directors, officers, or any entity managed or controlled by such Purchaser or any of its Affiliates, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock that remains in effect as of the date of this Agreement. 6.16 General Solicitation. Such Purchaser is not purchasing or acquiring the Notes or the shares of Common Stock issuable upon conversion of the Notes as a result of, and neither such Purchaser nor any of its Affiliates, nor any person acting on its or their behalf, has engaged or will engage in, any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with any offer or sale of the Notes or the shares of Common Stock issuable upon conversion of the Notes. 6.17 ERISA. Such Purchaser is not, and is not acquiring or holding the Notes for or on behalf of, or with the assets of, an entity deemed to hold “plan assets” within the meaning of Section 3(42) of ERISA and (b) neither the execution of this Agreement or any other Note Document nor the undertaking of any of the transactions contemplated hereunder or thereunder

66 US-DOCS\137446087.12 will give rise to a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of any applicable similar law. 7. AFFIRMATIVE COVENANTS So long as any Obligations (other than inchoate indemnification obligations) remain outstanding: 7.1 Financial Reporting; Notices. The Issuer shall deliver to the Purchasers: (a) within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any similar or successor grace period), copies of any periodic reports that the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Any such periodic report that the Issuer files with the SEC via the SEC’s EDGAR system or any successor system shall be deemed to have been delivered to the Purchasers for purposes of this Section 7.1(a) at the time such documents are filed via EDGAR or such successor system. Notwithstanding anything to the contrary, the Issuer shall in no event be required to file with, or otherwise provide or disclose to, the Purchasers any information for which the Issuer is seeking, or has received, confidential treatment from the SEC; (b) within five Business Days after any material amendment to the Vehicle Financing Debt Documents is executed and has become effective, notice of such amendment (provided that any such amendment (or notice of such amendment) that the Issuer files with the SEC via the SEC’s EDGAR system or any successor system shall be deemed to have been delivered to the Purchasers for purposes of this Section 7.1(b) at the time such documents are filed via EDGAR or such successor system); (c) within three Business Days after delivering any reporting, notice, waiver, consent, modification, amendment or material information to the Vehicle Finance Agent or the Vehicle Finance Lenders, deliver a copy of such document to the Vehicle Finance Agent; (d) within three (3) days after the same are sent or received) copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Issuer’s business or that otherwise could reasonably be expected to have a Material Adverse Change; (e) at least ten (10) days’ prior to Issuer’s creation of a new Subsidiary; (f) at least twenty (20) days’ prior to Issuer’s or Subsidiaries (A) changing its respective jurisdiction of organization, (B) changing its organizational structure or type, (C) changing its respective legal name, or (D) changing any organizational number(s) (if any) assigned by its respective jurisdiction of organization;

67 US-DOCS\137446087.12 (g) promptly (and in any event within three (3) Business Days) written upon Issuer becoming aware of the existence of any Default or Event of Default notice of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, and Issuer’s proposal regarding how to cure such Event of Default or event; and (h) prompt written notice of any material litigation or governmental proceedings pending or threatened (in writing) against Issuer or any of its Subsidiaries. 7.2 Security Interest, Etc. The Issuer shall take all action reasonably necessary to establish and maintain a first-priority perfected security interest in the Collateral, in each case, free and clear of any Lien except for Liens permitted to exist under this Agreement or the other Note Documents, in favor of the Collateral Agent (on behalf of the Secured Parties), including taking such action to perfect or more fully evidence the security interest of the Collateral Agent (on behalf of the Secured Parties) as the Collateral Agent or any Secured Party may reasonably request, in each case, consistent with the terms of this Agreement or the other Note Documents. In order to evidence the security interests of the Collateral Agent under this Agreement, the Issuer shall, from time to time, take such action or execute and deliver such instruments as may be reasonably necessary to maintain and perfect, as a first-priority interest, the Collateral Agent’s security interest in the Collateral. The Collateral Agent’s approval of such instruments shall authorize the Issuer to make any necessary filings under the Code without the signature of the Issuer or the Collateral Agent where allowed by Applicable Law. 7.3 Taxes. The Issuer will timely file, and require each of its Subsidiaries to timely file (or obtain timely extensions therefor), all required material tax returns, and timely pay, and require each of its Subsidiaries to timely pay, all material foreign, federal, state, and local taxes, assessments, and other governmental charges owed by Issuer or its Subsidiaries, except to the extent failing to do so would not constitute a breach of the representation in Section 5.15 hereof; deliver to the Purchasers, on reasonable demand, appropriate certificates attesting to such payments; and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans. 7.4 Insurance. The Issuer will keep the Issuer’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Issuer’s and its Subsidiaries’ industry and location and as the Required Purchasers may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to the Purchasers. All property policies shall have a lender’s loss payable endorsement showing the Collateral Agent (for the ratable benefit of the Secured Parties) as lender loss payee and shall waive subrogation against the Collateral Agent, and all liability policies shall show, or have endorsements showing, the Collateral Agent (for the ratable benefit of the Secured Parties), as additional insured. Subject to Section 3.4, the Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Purchasers, that it will give the Collateral Agent 30 days (and 10 days for nonpayment of premium) prior written notice before any such policy or policies shall be canceled. At the reasonable request of the Required Purchasers, the

68 US-DOCS\137446087.12 Issuer shall deliver to the Purchasers certified copies of policies and evidence of all premium payments. Subject to the Intercreditor Agreement, proceeds payable under any policy shall, at the option of the Required Purchasers, be payable to the Collateral Agent, for the ratable benefit of the Secured Parties, on account of the then-outstanding Obligations. If the Issuer or any of its Subsidiaries fails to obtain insurance as required under this Section 7.4 or to pay any amount or furnish any required proof of payment to third persons, the Collateral Agent may make (but has no obligation to do so), at the Issuer’s expense, all or part of such payment or obtain such insurance policies required in this Section 7.4, and take any action under the policies the Collateral Agent (at the direction of the Required Purchasers) deems prudent. 7.5 Use of Proceeds. The Issuer shall use the proceeds from the issuance of the Notes received in the form of Cash Consideration for general corporate purposes. 8. NEGATIVE COVENANTS So long as any principal of or interest on the Notes or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations), each Note Party shall not, unless the Required Purchasers shall otherwise consent in writing: 8.1 Fundamental Changes; Dispositions. (a) Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, including by means of a "plan of division" under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any wholly owned Subsidiary of any Note Party may be merged into such Note Party or another wholly owned Subsidiary of such Note Party, or any Note Party may consolidate or amalgamate with another wholly owned Subsidiary of such Note Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Note Party gives the Collateral Agent at least 30 days’ prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including the certificate or certificates of merger or amalgamation or other documents to be filed with each appropriate Secretary of State or equivalent authority (with a copy as filed promptly after such filing), (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Purchaser’s rights in any Collateral, including the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation and (E) the surviving or amalgamated Subsidiary, if any, if not already a Note Party, delivers a guaranty and a pledge and security agreement, in each case, satisfactory to the Collateral Agent (at the direction of the Required Purchasers), which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation, and in the case of any amalgamation, together with (w) an officer's certificate from an authorized officer of the surviving or amalgamated Subsidiary, (x) resolutions of the board of directors (or equivalent governing body) of the surviving or amalgamated Subsidiary, (y) an opinion letter from counsel to such surviving or amalgamated Subsidiary opining as to such matters as the Collateral Agent (at the direction of the Required Purchasers) may reasonably

69 US-DOCS\137446087.12 request and (z) such lien filings as the Collateral Agents (at the direction of the Required Purchasers) may reasonably request, and (F) in the case of any such merger or consolidation involving the Issuer, the Issuer shall be the continuing or surviving entity. (b) Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing) (including issuances of Equity Interests by Subsidiaries that do not result in a Change of Control and Dispositions of interests in Subsidiaries), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Note Party and its Subsidiaries may make Permitted Dispositions. (c) For the avoidance of doubt, the provisions of this Section 8.1 shall not prevent or otherwise limit the ability of Bird Canada Inc. to amalgamate with 1393631 B.C. Unlimited Liability Company following the completion of the purchase and sale of the shares of Bird Canada Inc. as contemplated by the Share Purchase Agreement. 8.2 Mergers or Acquisitions. The Issuer shall not consolidate with or merge with or into, or (directly, or indirectly through one or more of the Issuer’s Subsidiaries) sell, lease, or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless: (a) the resulting, surviving, or transferee Person either (x) is the Issuer or (y) if not the Issuer, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia that expressly assumes all of the Issuer’s obligations under this Agreement and the other Note Documents; and (b) immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing; provided that the Issuer and its Subsidiaries may undertake any merger, consolidation, or other similar transaction involving any Subsidiaries of the Issuer for bona fide tax planning purposes so long as such merger, consolidation, or other transaction does not have any adverse effect (other than de minimis adverse effects) on the Purchasers. At the effective time of any Business Combination Event that complies with this Section 8.2, the Successor Corporation (if not the Issuer) will succeed to, and may exercise every right and power of, the Issuer under this Agreement and the other Note Documents with the same effect as if such Successor Corporation had been named as the Issuer in this Agreement and the other Note Documents, and, the predecessor Issuer will be discharged from its obligations under this Agreement and the other Note Documents. 8.3 Incurrence of Indebtedness and Issuance of Preferred Stock.The Issuer shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness (including, for certainty, any Indebtedness incurred on a contingent basis) other than Permitted Indebtedness. 8.4 Incurrence of Liens. The Issuer shall not, and shall not permit any of the Guarantors to, incur any Lien securing Indebtedness (other than Permitted Liens) on any asset or property of the Issuer or such Guarantor.

70 US-DOCS\137446087.12 8.5 Restricted Payments. The Issuer shall not, and shall not permit any of its Subsidiaries to, make or effect or permit any of its Subsidiaries to make or effect any Restricted Payment other than Permitted Restricted Payments. 8.6 Transactions with Affiliates. The Issuer shall not, and shall not permit any of its Subsidiaries to enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any Affiliate Transaction, other than (i) any transactions solely between or among the Issuer and/or any of its Subsidiaries (or an entity that becomes a Subsidiary as a result of such transaction), (ii) any transactions with any Purchaser in such Purchaser’s position as a holder of Notes, or (iii) any transactions in connection with the transactions contemplated by the Share Purchase Agreement, unless such transaction is on terms that are no less favorable to the Issuer or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Subsidiary with an unrelated Person on an arm’s- length basis (as determined in good faith by the Issuer) and: (1) with respect to any such transaction or series of related transactions involving aggregate consideration in excess of $1.0 million, the transaction has been approved by a resolution adopted by a majority of the disinterested members of the Board of Directors; and (2) with respect to any such transaction or series of related transactions involving aggregate consideration in excess of $5.0 million, the Issuer obtains and delivers to the Purchasers a favorable written opinion from an Independent Financial Advisor (A) as to the fairness of the transaction to Issuer and the Subsidiaries from a financial point of view; or (B) stating that the terms of such transaction are, taken as a whole, no less favorable to Issuer or the relevant Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by Issuer or such Subsidiary with a Person that is not an Affiliate of Issuer or any Subsidiary. 8.7 Anti-Layering. For so long as the Notes are secured by a Lien with a junior priority to the Lien securing the Vehicle Financing Debt, the Issuer will not create, incur, assume, or suffer to exist any Indebtedness that is contractually subordinated or junior in right of payment to the Vehicle Financing Debt and senior in right of payment to the Notes. No such Indebtedness will be considered to be contractually subordinated or junior in right of payment to the Vehicle Financing Debt by virtue of being unsecured or by virtue of being secured on a junior-priority basis. 8.8 Hedging Agreements. The Issuer shall not, and shall not permit any of its Subsidiaries to, enter into any Hedging Agreement other than Hedging Agreements entered into in the ordinary course of business for hedging actual foreign exchange requirements in the following six months and actual interest rate or foreign exchange exposure in connection with financing agreements and not for speculative purposes. 9. EVENTS OF DEFAULT Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

71 US-DOCS\137446087.12 9.1 Payment Default. The Issuer or any other Note Party shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (i) any interest on, any Note or any fee, indemnity or other amount payable under this Agreement (other than any portion thereof constituting principal of the Notes) or any other Note Document, and such failure continues for a period of three Business Days, (ii) all or any portion of the principal of the Notes or (iii) comply with its obligation to convert a Note in accordance with Section 2 upon the exercise of the conversion right with respect thereto 9.2 Covenant Default. The Issuer or any of its Subsidiaries fails to perform or comply with any covenant or agreement contained in Section 8 and such failure, if capable of being remedied, shall remain unremedied for five days after the earliest of (i) the date written notice of such default shall have been given by any Purchaser to such Note Party and (ii) the date the Issuer is required to deliver a notice with respect to such default pursuant to Section 7.1(g). 9.3 Other Default. The Issuer or any other Note Party fails to perform or comply with any other term, covenant or agreement contained in any Note Document to be performed or observed by it and, except as set forth above, such failure, if capable of being remedied, shall remain unremedied for 15 days after the date written notice of such default shall have been given by any Purchaser to such Note Party. 9.4 Cross-Default. The Issuer or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of any Material Indebtedness, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace or cure period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof. 9.5 Insolvency. (a) The Issuer or any of its Subsidiaries (i) shall institute any Insolvency Proceeding seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, interim receiver, manager, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f).

72 US-DOCS\137446087.12 (b) any Insolvency Proceeding shall be instituted against the Issuer or any of its Subsidiaries seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such Insolvency Proceeding shall remain undismissed or unstayed for a period of 30 days or the relief sought in such proceeding (including the entry of an order for relief against any such Person or the appointment of a receiver, interim receiver, manager, trustee, custodian or other similar official for it or for any substantial part of its property) shall be granted and not subject to appeal. 9.6 Note Documents. Any material provision of any Note Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Note Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Note Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Note Party shall deny in writing that it has any liability or obligation purported to be created under any material Note Document. 9.7 Collateral. Any Note Document covering a material portion of the Collateral for any reason (other than pursuant to the terms thereof) ceases to create a valid and perfected Lien on, and security interest in, any material portion of the Collateral covered thereby with respect to the Notes, subject to Permitted Liens, except to the extent that any such perfection or priority is not required pursuant to the Note Documents or results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Note Documents. 9.8 Judgments. One or more final non-appealable monetary judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $2.0 million in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against the Issuer or any of its Subsidiaries and remain unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 30 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded. 9.9 Material Adverse Effect. A Material Adverse Effect shall occur with respect to any Note Party. 9.10 Change of Control. A “Change of Control” as defined in the Vehicle Finance Agreement occurs. 9.11 Share Purchase Agreement. The Transactions under the Share Purchase Agreement which are to be consummated on January 3, 2023 are not completed on such date or by no later than January 6, 2023 (or such later date as the parties to the Share Purchase Agreement may agree).

73 US-DOCS\137446087.12 10. RIGHTS AND REMEDIES 10.1 Rights and Remedies. (a) Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default under Section 9.5), the Required Purchasers may deliver notice of the Event of Default to the Issuer and, by notice to the Issuer, declare all Obligations immediately due and payable (but if an Event of Default described in Section 9.5 occurs, all Obligations shall be immediately due and payable upon delivery of the notice pursuant to clause (x) without any further action by the Purchasers). The Obligations due and payable upon such notice to the Issuer at any time prior to December 30, 2024 shall include (but not be limited to) the applicable Redemption Price (including, for the avoidance of doubt, any PIK Interest paid with respect to the principal thereof), plus accrued and unpaid interest on such Notes to, but excluding, the date of payment. (b) Without limiting the rights of the Purchasers set forth in Section 10.1(a) above, upon the occurrence and during the continuance of an Event of Default, the Required Purchasers may, without notice or demand, do any or all of the following: (i) direct the Collateral Agent to foreclose upon and/or sell or otherwise liquidate the Collateral; (ii) direct the Collateral Agent to make a demand for payment upon any Guarantor pursuant to the Guarantee delivered by such Guarantor; (iii) direct Collateral Agent to apply to the Obligations any (A) balances and deposits of Issuer that Collateral Agent or any Purchaser holds or controls, (B) any amount held or controlled by Collateral Agent or any Purchaser owing to or for the credit or the account of Issuer; and/or (iv) commence and prosecute an Insolvency Proceeding or consent to the Issuer commencing any Insolvency Proceeding. (c) Without limiting the rights of the Collateral Agent and the Purchasers set forth in Sections 10.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to, at the written direction of the Required Purchasers, without notice or demand, do any or all of the following: (i) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Issuer money of Collateral Agent’s security interest in such funds, and verify the amount of such account; (ii) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its Liens in the Collateral (held for the ratable benefit of the Secured Parties). Issuer shall assemble the Collateral if Collateral Agent requests and make it available at such location as Collateral Agent reasonably designates. Collateral Agent (or its designee) may enter premises where

74 US-DOCS\137446087.12 the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Issuer grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies; (iii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, any of the Collateral. Collateral Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Issuer’s and each of its Subsidiaries’ labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 10.1, Issuer’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Purchasers; (iv) place a “hold” on any Collateral Account maintained with Collateral Agent or any Purchaser or otherwise in respect of which a Control Agreement has been delivered in favor of Collateral Agent (for the ratable benefit of the Secured Parties) and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral; (v) demand and receive possession or copies of the Issuer’s or any of its Subsidiaries’ books and records; (vi) appoint a receiver to seize, manage, and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any Applicable Law, including any power or authority to manage the business of the Issuer or any Guarantor; (vii) sell or otherwise dispose of all or any part of the Issuer Pledged Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent (at the direction of the Required Purchasers) shall deem appropriate; and (viii) subject to clauses (a) and (b) of this Section 10.1, exercise all rights and remedies available to the Collateral Agent and each Purchaser under the Note Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof). The Collateral Agent shall be authorized at any sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral

75 US-DOCS\137446087.12 so sold. The Collateral Agent shall give the Issuer no less than ten (10) days’ prior written notice of the Collateral Agent’s intention to make any sale of Collateral. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent (at the direction of the Required Purchasers) may (in their sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Issuer (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from the Note Party as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Note Party therefor. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent (at the direction of the Required Purchasers) may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 10.01 shall be deemed to in accordance with any requirements under the Code. 10.2 Power of Attorney. Issuer hereby irrevocably appoints Collateral Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Issuer’s or any of its Subsidiaries’ name on any checks or other forms of payment or security; (b) sign Issuer’s or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts of Issuer directly with the applicable Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Issuer’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits (including by filing assignment agreements with the United States Patent and Trademark Office, United States Copyright Office or equivalent in any jurisdiction outside of the United States). Issuer hereby appoints Collateral Agent as its lawful attorney-in-fact to sign Issuer’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other

76 US-DOCS\137446087.12 than inchoate indemnity obligations) have been satisfied in full and Purchasers are under no further obligation to purchase Notes hereunder. Collateral Agent’s foregoing appointment as Issuer’s or any of its Subsidiaries’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and the Purchasers’ obligation to purchase the Notes terminates. 10.3 Protective Payments. If Issuer or any of its Subsidiaries fail to obtain the insurance called for by Section 7.4 or fails to pay any premium thereon or fails to pay any other amount which Issuer or any of its Subsidiaries is obligated to pay under this Agreement or any other Note Document, Collateral Agent may (but shall not be obligated to) obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Purchasers’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Collateral Agent will make reasonable efforts to provide Issuer with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter. No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default. 10.4 Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) the Issuer irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by the Collateral Agent or the Purchasers from or on behalf of the Issuer or any of its Subsidiaries of all or any part of the Obligations, and, as between the Issuer, on the one hand, and the Collateral Agent and Purchasers, on the other, the Collateral Agent and the Purchasers shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as the Collateral Agent or the Purchasers may deem advisable notwithstanding any previous application by the Collateral Agent or the Purchasers, and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Collateral Agent: first, to any Collateral Agent fees and expenses (including, any fees, expenses and disbursements of counsel); second, to accrued and unpaid interest on the Obligations (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other Obligations owing to the Collateral Agent or any Purchaser under the Note Documents. Any balance remaining shall be delivered to the Issuer or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by the Purchasers of any right, interest, or obligation “ratably,” “proportionally,” or in similar terms shall refer to the Purchasers’ pro rata share unless expressly provided otherwise. Each Purchaser shall promptly remit to the other Purchasers such sums as may be necessary to ensure the ratable repayment of each Purchaser’s pro rata share of the Notes and the ratable distribution of interest, fees, and reimbursements paid or made by the Issuer. Notwithstanding the foregoing, a Purchaser receiving a scheduled payment shall not be responsible for determining whether the other Purchasers also received their scheduled payment on such date; provided, however, if it is later determined that a

77 US-DOCS\137446087.12 Purchaser received more than its pro rata share of scheduled payments made on any date or dates, then such Purchaser shall remit to other the Purchasers such sums as may be necessary to ensure the ratable payment of such scheduled payments. If any payment or distribution of any kind or character, whether in cash, properties, or securities, shall be received by a Purchaser in excess of its pro rata share, then the portion of such payment or distribution in excess of such Purchaser’s pro rata share shall be received and held by such Purchaser in trust for and shall be promptly paid over to the other Purchasers (in accordance with their respective pro rata shares) for application to the payments of amounts due on such other Purchasers’ claims. To the extent any payment for the account of the Issuer is required to be returned as a voidable transfer or otherwise, the Purchasers shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Purchaser shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for the Secured Parties for purposes of perfecting the Collateral Agent’s security interest therein (held for the ratable benefit of the Secured Parties). 10.5 Liability for Collateral. So long as the Collateral Agent complies with reasonable practices regarding the safekeeping of the Collateral in the possession or under the control of the Collateral Agent, the Collateral Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. The Issuer bears all risk of loss, damage, or destruction of the Collateral. 10.6 No Waiver; Remedies Cumulative. Failure by the Collateral Agent or any Purchaser, at any time or times, to require strict performance by the Issuer of any provision of this Agreement or any other Note Document shall not waive, affect, or diminish any right of the Collateral Agent or any Purchaser thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the Collateral Agent and the Required Purchasers, and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of the Collateral Agent and the Purchasers under this Agreement and the other Note Documents are cumulative. The Collateral Agent and the Purchasers have all rights and remedies provided under the Code, any Applicable Law, by law, or in equity. The exercise by the Collateral Agent or any Purchaser of one right or remedy is not an election, and any Purchaser’s waiver of any Event of Default is not a continuing waiver. The Collateral Agent’s or any Purchaser’s delay in exercising any remedy is not a waiver, election, or acquiescence. 10.7 Demand Waiver. Issuer waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Purchaser on which Issuer or any Subsidiary is liable. 10.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under any Applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Purchaser is hereby authorized at any time or from time to time upon the direction of the Required Purchasers, without notice to Issuer or any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and to apply any and all balances held by it at any of its offices for the account of Issuer (regardless

78 US-DOCS\137446087.12 of whether such balances are then due to Issuer) and any other properties or assets at any time held or owing by that Purchaser or that holder to or for the credit or for the account of Issuer against and on account of any of the Obligations that are not paid when due. Any Purchaser exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Purchasers or holders shall sell) such participations in each such other Purchaser’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Purchaser to share the amount so offset or otherwise received with each other Purchaser or holder in accordance with their respective Pro Rata Shares of the Obligations. Issuer agrees, to the fullest extent permitted by law, that (a) any Purchaser may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may purchase participations in accordance with the preceding sentence and (b) any Purchaser so purchasing a participation in the Notes made or other Obligations held by other Purchasers or holders may exercise all rights of offset, bankers’ liens, counterclaims or similar rights with respect to such participation as fully as if such Purchaser or holder were a direct holder of the Notes and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Purchaser that has exercised the right of offset, the purchase of participations by that Purchaser shall be rescinded and the purchase price restored without interest. 11. NOTICES Other than as specifically provided herein, all notices, consents, approvals, requests, demands, or other communication (collectively, “Communications”) by any party to this Agreement or any other Note Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by email; (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand- delivered by messenger; all of which shall be addressed to the party to be notified and sent to the address or email address indicated below (and, if delivered pursuant to clause (a), (c), or (d) above, together with a copy of such Communications by email). Any of the Collateral Agent, any Purchaser or the Issuer may change its mailing address or email address by giving the other party written notice thereof in accordance with the terms of this Section 11. If to the Issuer: Bird Global, Inc. 392 NE 191st Street #20388 Miami, Florida 33179 Attn: General Counsel; Chief Financial Officer Email: lisa.murison@bird.co; ben.lu@bird.co If to the Collateral Agent: U.S. Bank Trust Company, National Association EP-MN-WS3C West Side Flats St. Paul 60 Livingston Ave. St. Paul, MN 55107 Attn: Bird Global Notes Administrator Email: brandon.bonfig@usbank.com

79 US-DOCS\137446087.12 with a copy (which shall not constitute notice) to: Covington & Burling LLP The New York Times Building 620 Eighth Ave. New York, NY 10018 Attn: Ronald A. Hewitt Email: rhewitt@cov.com If to any Purchaser, to it at its address or email address as set forth in Schedule 2.1. 12. CHOICE OF LAW; VENUE; JURY TRIAL WAIVER 12.1 Waiver of Jury Trial. EACH OF THE ISSUER, THE COLLATERAL AGENT, AND EACH PURCHASER UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER NOTE DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS AMONG THE ISSUER, THE COLLATERAL AGENT, AND/OR ANY PURCHASER RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG THE ISSUER, THE COLLATERAL AGENT, AND/OR ANY PURCHASER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THIS WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER NOTE DOCUMENTS, OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY RELATED TRANSACTION. 12.2 Governing Law and Jurisdiction. THIS AGREEMENT, THE OTHER NOTE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL; PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION, OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT. 12.3 Submission to Jurisdiction. Any legal action or proceeding with respect to the Note Documents shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Issuer hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the

80 US-DOCS\137446087.12 aforesaid courts. Notwithstanding the foregoing, Collateral Agent and Purchasers shall have the right to bring any action or proceeding against Issuer (or any property of Issuer) in the court of any other jurisdiction Collateral Agent or Purchasers deem necessary or appropriate in order to realize on the Collateral or other security for the Obligations. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions. 12.4 Service of Process. The Issuer irrevocably waives personal service of any and all legal process, summons, notices, and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Note Document by any means permitted by Applicable Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Issuer specified herein (and shall be effective when such mailing shall be effective, as provided therein). The Issuer agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. 12.5 Non-Exclusive Jurisdiction. Nothing contained in this Section 12 shall affect the right of the Collateral Agent, or the Purchasers to serve process in any other manner permitted by Applicable Law or commence legal proceedings or otherwise proceed against the Issuer in any other jurisdiction. 13. GENERAL PROVISIONS 13.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. The Issuer may not transfer, pledge, or assign this Agreement or any other Note Document or any of its rights or obligations hereunder or under any other Note Document without the prior written consent of the Required Purchasers (which may be granted or withheld in the Required Purchasers’ discretion, subject to Section 13.5). The Purchasers may not sell, transfer, assign, or pledge any Notes or all or any part of the Purchasers’ obligations, rights, and benefits under this Agreement and the other Note Documents (any such sale, transfer, assignment, or pledge, a “Purchaser Transfer”) without the prior written consent of the Issuer (such consent not to be unreasonably withheld, conditioned, or delayed); provided that such consent shall not be required for a Purchaser Transfer to (i) a Person who at such time is an existing Purchaser, (ii) to an Affiliate of such transferring Purchaser, or (iii) to any other Person at any time during which an Event of Default has occurred and is continuing. The Issuer and the Collateral Agent shall be entitled to continue to deal solely and directly with such Purchaser in connection with the interests so assigned until the Required Purchasers shall have received and accepted an effective assignment agreement in form satisfactory to the Required Purchasers executed, delivered and fully completed by the applicable parties thereto (with a copy to the Collateral Agent), and shall have received such other information regarding such assignee as the Required Purchasers reasonably shall require. Each transferee of Notes will be deemed to have made the representations and warranties of a Purchaser hereunder, with effect as of the date of transfer. The Issuer shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Purchasers and principal amounts (and stated interest) of the Notes owing to each Purchaser pursuant to the terms hereof from time to time (the

81 US-DOCS\137446087.12 “Register”). The entries in the Register shall be conclusive absent manifest error, and the Issuer, the Collateral Agent, and the Purchasers shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement and the other Note Documents. The Register shall be available for inspection by any Purchaser and the Collateral Agent at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding any other language to the contrary contained herein or in any other Note Documents, as of any particular date, the Collateral Agent shall be entitled to rely conclusively upon the Register (including without limitation in connection with any determination as to which Purchasers constitute the Required Purchasers under this Agreement). For the avoidance of doubt, the Collateral Agent (in its capacity as the Collateral Agent) shall have no responsibility for maintaining the Register. If the Issuer fails to provide the Collateral Agent with the Register upon the Collateral Agent’s request thereof, the Collateral Agent shall be entitled to rely conclusively upon information provided by any Purchaser as to the unpaid principal, interest and other amounts due and owing to such Purchaser. 13.2 Indemnification; Waivers. (a) Indemnification by the Issuer. The Issuer agrees to indemnify, reimburse, defend, and hold the Collateral Agent and its directors, officers, employees, consultants, agents, attorneys, or any other Person affiliated with or representing the Collateral Agent (each, an “Indemnified Person”) harmless against: (i) all liabilities, obligations, demands, and claims asserted by any other party in connection with, related to, following, or arising from, out of, or under the transactions contemplated by the Note Documents, whether in contract, tort, or otherwise (collectively, “Claims”); and (ii) all Purchasers’ Expenses and other losses and expenses incurred, or paid by Indemnified Person in connection with, related to, following, or arising from, out of, or under, the transactions contemplated by the Note Documents (including reasonable attorneys’ fees and expenses and, if necessary or appropriate, one local counsel in each reasonably necessary and materially relevant jurisdiction for the Indemnified Persons as a whole), except, in each case, for Claims and/or losses directly caused by such Indemnified Person’s gross negligence, fraud, or willful misconduct, in each case, as determined by a court of competent jurisdiction by final and non-appealable judgment. The Issuer hereby further agrees to indemnify, reimburse, defend, and hold each Indemnified Person harmless from and against any and all liabilities, obligations, demands, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements of any kind or nature whatsoever (including the fees and disbursements of one counsel for and, if necessary or appropriate, one local counsel in each reasonably necessary and materially relevant jurisdiction for the Indemnified Persons, taken as a whole) in connection with any investigative, response, remedial, administrative, or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of the Issuer or its stockholders, except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements directly caused by such Indemnified Person’s gross negligence, fraud, or willful misconduct, in each case, as determined by a court of competent jurisdiction by final and non-appealable judgment. This Section 13.2(a) shall not apply with respect to taxes, assessments, or other governmental charges other than any taxes, assessments, and other governmental charges that represent Claims arising from any non-tax claim.

82 US-DOCS\137446087.12 (b) Waiver of Consequential Damages. To the fullest extent permitted by Applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnified Person or any other party hereto, on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Note Document, or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Note Documents or the transactions contemplated hereby or thereby. 13.3 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision. 13.4 Correction of Note Documents. The Required Purchasers may correct patent errors and fill in any blanks in this Agreement and the other Note Documents consistent with the agreement of the parties. 13.5 Amendments in Writing; Integration. (a) No amendment, waiver, modification, or termination of any provision of this Agreement or any other Note Document, no approval or consent hereunder or thereunder, or any consent to any departure by the Issuer or any of its Subsidiaries herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Issuer, the Collateral Agent, and the Required Purchasers; provided that: (i) no such amendment, waiver, or other modification that would have the effect of increasing or reducing the amount outstanding under the Notes held by a Purchaser shall be effective as to such Purchaser without such Purchaser’s written consent; (ii) no such amendment, waiver, or modification that would affect the rights, duties, benefits, privileges, protections, indemnities or immunities of the Collateral Agent shall be effective without the Collateral Agent’s written consent or signature; (iii) no such amendment, waiver, or other modification shall, unless signed by all the Purchasers directly affected thereby and: (A) reduce the principal of, rate of interest on, or Redemption Price or any fees with respect to the Notes or forgive any principal, Redemption Price or fees, or interest (other than default interest) with respect to the Notes; (B) postpone the date fixed for, or waive, any payment of principal of any Note or of interest on any Note (other than default interest); (C) change the definition of the term “Required Purchasers” or the percentage of Purchasers that shall be required for the Purchasers to take any action hereunder; (D) release all or substantially all of or any material portion of the Collateral, authorize the Issuer to sell or otherwise dispose of all or substantially all

83 US-DOCS\137446087.12 of or any material portion of the Collateral, or release any Guarantor of all or any portion of the Obligations or its Guarantee obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Note Documents (including in connection with any disposition permitted hereunder); (E) amend, waive, or otherwise modify this Section 13.5 or the definitions of the terms used in this Section 13.5 insofar as the definitions affect the substance of this Section 13.5; (F) consent to the assignment, delegation, or other transfer by the Issuer of any of its rights and obligations under any Note Document or release the Issuer of its payment obligations under any Note Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 10.4 that provide for the Purchasers to receive their pro rata share of any fees, payments, setoffs, or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of Section 13.5 (J) make any change that materially adversely affects the conversion rights of any Note; and (iv) It is hereby understood and agreed that all Purchasers shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the immediately preceding sentence (b) Other than as expressly provided for in Section 13.5(a)(i)-(iii), the Required Purchasers may from time to time designate covenants or other terms in this Agreement less restrictive on the Issuer or its Subsidiaries by notification to a representative of the Issuer. (c) For so long as the Voting Agreement is in effect and the Investors (as defined in the Voting Agreement) have appointed any Investor Designees (as defined in the Voting Agreement) who are members of the Board of Directors, the approval of a written consent signed on behalf of each of the directors (including such Investor Designees) or the approval of a resolution of the Board of Directors including such Investor Designees at a properly constituted meeting of the Board of Directors shall be deemed to be an approval (or consent or waiver, as the case may be) of the Required Purchasers of any event, occurrence, transaction or state of affairs which would otherwise be in conflict or breach of any of the covenants in Section 7 or Section 8 of this Agreement, to the extent expressly approved by the Board of Directors in such resolution(s). (d) Each of the Purchasers hereby irrevocably appoints John Bitove to act on its behalf as representative (the “Purchasers’ Representative”) hereunder and under the other Note Documents and authorizes the Purchasers’ Representative to take any actions on its behalf and to exercise such powers as are delegated to the Required Purchasers by the terms hereof or thereof from time to time, but shall not be obligated to exercise such discretion. The Person serving as the Purchasers’ Representative hereunder shall have the same rights and powers in its capacity as a Purchaser as any other Purchaser and may exercise the same as though it were not the Purchasers’ Representative, and the term “Purchaser” or “Purchasers” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the

84 US-DOCS\137446087.12 Purchasers’ Representative hereunder in its individual capacity. The Purchasers’ Representative shall not have any duties or obligations except those expressly set forth herein, and its duties hereunder shall be administrative in nature. The Purchasers’ Representative shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby. The Purchasers’ Representative shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Purchasers. The Purchasers’ Representative may at any time give notice of its resignation to the Purchasers and the Issuer. Upon receipt of any such notice of resignation, the Required Purchasers shall have the right to appoint a successor. (e) This Agreement and the Note Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Note Documents merge into this Agreement and the Note Documents. 13.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, portable document format (.pdf), or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof. Unless otherwise provided herein or in any other related document, the words “execute,” “execution,” “signed,” and “signature” and words of similar import used in or related to any document to be signed in connection with this Agreement, any other Note Document, any other related document, or any of the transactions contemplated hereby (including amendments, waivers, consents, and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm, or otherwise verify the validity or authenticity thereof. 13.7 Survival. All covenants, representations, and warranties made in this Agreement will continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations) have been satisfied. The obligation of the Issuer in Section 13.2 to indemnify the Collateral Agent, the confidentiality provisions in Section 13.8, and the provisions of Section 13.12 shall survive the termination of the Note Documents and the payment in full of the Obligations hereunder. 13.8 Confidentiality. In handling any confidential information of Issuer, each of the Purchasers and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms

85 US-DOCS\137446087.12 and conditions of this Agreement, to the Purchasers’ and Collateral Agent’s Subsidiaries or Affiliates, or in connection with a Purchaser’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Notes (provided, however, the Purchasers and Collateral Agent shall, except upon the occurrence and during the continuance of an Event of Default, obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, rule, regulation, regulatory or self-regulatory authority, subpoena, or other order; (d) to Purchasers’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent or the Required Purchasers may reasonably considers appropriate in exercising remedies under the Note Documents; and (f) to third party service providers of the Purchasers and/or Collateral Agent so long as such service providers have executed a confidentiality agreement or have agreed to similar confidentiality terms with the Purchasers and/or Collateral Agent, as applicable, with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Purchasers’ and/or Collateral Agent’s possession when disclosed to the Purchasers and/or Collateral Agent, or becomes part of the public domain after disclosure to the Purchasers and/or Collateral Agent through no breach of this provision by the Purchasers or the Collateral Agent; or (ii) is disclosed to the Purchasers and/or Collateral Agent by a third party, if the Purchasers and/or Collateral Agent does not know that the third party is prohibited from disclosing the information. Collateral Agent and the Purchasers may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis so long as the Collateral Agent and the Purchasers do not disclose the identity of Issuer or the identity of any person associated with Issuer. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 13.8 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 13.8. 13.9 Public Announcement. Issuer hereby agrees that Collateral Agent and each Purchaser, after consultation with Issuer, may make a public announcement of the transactions contemplated by this Agreement, and may publicize the same in marketing materials, newspapers and other publications, and otherwise, and in connection therewith may use Issuer’s name, tradenames and logos. Notwithstanding the foregoing, such consultation with Issuer shall not be required for any disclosures by Collateral Agent and the Purchasers may also make disclosures to the SEC or other governmental agency and any other public disclosure with investors, other governmental agencies or other related persons. 13.10 Collateral Agent and Purchaser Agreement. The Collateral Agent and the Purchasers hereby agree to the terms and conditions set forth on Exhibit C attached hereto. The Issuer acknowledges and agrees to the terms and conditions set forth on Exhibit C attached hereto. 13.11 Time of Essence. Time is of the essence for the performance of Obligations under this Agreement. 13.12 Several Obligations. All of the obligations and liabilities of the Purchasers under this Agreement are several and not joint or joint and several.

86 US-DOCS\137446087.12 13.13 Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Issuer has satisfied the Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement and for which no claim has been made) in accordance with the terms of this Agreement, this Agreement may be terminated prior to the Maturity Date by Issuer, effective five (5) Business Days after written notice of termination is given to the Collateral Agent and the Purchasers. 13.14 Withholding. In the event that the Issuer is required to remit any amounts to a taxing authority on account of taxes required to be deducted or withheld in respect of the Notes, the Issuer shall be entitled to withhold from or offset any such amounts against any amounts or value payable to such Purchaser (including any value deliverable to such Purchaser in connection with a conversion of a Note). The provisions of this Section 13.14 shall survive the performance or termination of this Agreement. For the avoidance of doubt, the provisions of this Section 13.14 shall not limit any obligation of the Issuer with respect to Indemnified Taxes set forth in Exhibit D. [Signature Pages Follow]

[Signature Page to Note Purchase Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date. ISSUER: BIRD GLOBAL, INC. By: /s/ Shane Torchiana Name: Shane Torchiana Title: President and Chief Executive Officer

[Signature Page to Note Purchase Agreement] PURCHASER: ALATE I LP, by its General Partner, ALATE I GP INC. By: /s/ Jay Jiang Name: Jay Jiang Title: Authorized Signatory By: /s/ Jeannette Wiltse Name: Jeannette Wiltse Title: Director

[Signature Page to Note Purchase Agreement] PURCHASER: MKB PARTNERS FUND II, LIMITED PARTNERSHIP, by its general partner, MKB PARTNERS FUND II GP INC. By: /s/ Antonio Occhionero Name: Antonio Occhionero Title: Authorized Signatory MKB PARTNERS FUND II INTERNATIONAL, LIMITED PARTNERSHIP, by its general partner, MKB PARTNERS FUND II GP INC. By: /s/ Antonio Occhionero Name: Antonio Occhionero Title: Authorized Signatory

[Signature Page to Note Purchase Agreement] PURCHASER: OBELYSK TRANSPORT L.P., by its general partner, OBELYSK TRANSPORT GP INC. By: /s/ John Bitove Name: John Bitove Title: President MAPLE BEACH COMPASS LP, by its general partner, OBELYSK US CORP. By: /s/ John Bitove Name: John Bitove Title: Authorized Signatory

[Signature Page to Note Purchase Agreement] PURCHASER: RELAY VENTURES FUND III L.P, by its general partner, RELAY VENTURES FUND III GP INC. By: /s/ Kevin Talbot Name: Kevin Talbot Title: Director By: /s/ Jeannette Wiltse Name: Jeannette Wiltse Title: Director RELAY VENTURES PARALLEL FUND III L.P., by its general partner, RELAY VENTURES FUND III GP INC. By: /s/ Kevin Talbot Name: Kevin Talbot Title: Director By: /s/ Jeannette Wiltse Name: Jeannette Wiltse Title: Director RELAY VENTURES COMPASS LP, by its general partner, RELAY VENTURES COMPASS GP INC. By: /s/ Kevin Talbot Name: Kevin Talbot Title: Director By: /s/ Jeannette Wiltse Name: Jeannette Wiltse Title: Director

[Signature Page to Note Purchase Agreement] COLLATERAL AGENT: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION By: /s/ Brandon Bonfig Name: Brandon Bonfig Title: Vice President

US-DOCS\137446087.12 EXHIBIT A Description of Collateral Holder Issuer Class of Stock Stock Certificate No. No. of Shares Percentage of Total Owned Percentage of Issuer’s Stock Pledged Bird Global, Inc. Bird Rides, Inc. Common Stock N/A One 100% 100% Bird Global, Inc. 1393631 B.C. Unlimited Liability Company Common Shares C-1 One 100% 100%

US-DOCS\137446087.12 EXHIBIT B [FORM OF NOTE] THE OFFER AND SALE OF THE NOTES REPRESENTED HEREBY OR ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND SUCH NOTES AND SHARES MAY NOT BE OFFERED, SOLD, PLEDGED, HEDGED, OR OTHERWISE TRANSFERRED, EXCEPT (X) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND A CURRENT PROSPECTUS, (Y) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR (Z) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THE NOTES REPRESENTED HEREBY ARE GOVERNED BY THE PROVISIONS OF A NOTE PURCHASE AGREEMENT, DATED AS OF DECEMBER 30, 2022 (THE “AGREEMENT”), BY AND AMONG BIRD GLOBAL, INC., AS ISSUER, THE PURCHASERS NAMED THEREIN, AND U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS COLLATERAL AGENT. BY ACCEPTING ANY NOTE REPRESENTED HEREBY, THE HOLDER THEREOF WILL BE DEEMED TO AGREE TO BE BOUND BY THE TERMS OF THE AGREEMENT AS A PURCHASER. THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBJECT TO THE SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF DECEMBER 30, 2022, BY AND AMONG, INTER ALIA, MIDCAP FINANCIAL TRUST AND U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AND ACKNOWLEDGED BY BIRD GLOBAL, INC., BIRD RIDES, INC., BIRD US OPCO, LLC, BIRD US HOLDCO, LLC, 1393631 B.C. UNLIMITED LIABILITY COMPANY, BIRD CANADA INC. AND BIRD RIDES INTERNATIONAL HOLDING, INC. [THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE, AND YIELD TO MATURITY WITH RESPECT TO THIS NOTE MAY BE OBTAINED BY WRITING TO THE ISSUER AT THE FOLLOWING ADDRESS: 392 NE 191ST STREET #20388, MIAMI, FLORIDA 33179; ATTENTION: CHIEF FINANCIAL OFFICER; EMAIL: BEN.LU@BIRD.CO.]

US-DOCS\137446087.12 Secured Promissory Note No. [ ] U.S. $[ ] Bird Global, Inc., a Delaware corporation (herein called the “Issuer”), which term includes any successor corporation under the Agreement referred to on the reverse hereof, for value received, hereby promises to pay to [___________], or registered assigns, the principal sum of [______________________________] UNITED STATES DOLLARS (U.S. $[_______________]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Issuer in accordance with the Agreement) on December 30, 2027. The Issuer will pay all outstanding principal of any Note and accrued and unpaid interest thereon as provided in the Agreement. Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Agreement. In the case of any conflict between this Note and the Agreement, the provisions of the Agreement shall control. [Signature Page Follows]

US-DOCS\137446087.12 IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed. BIRD GLOBAL, INC. Dated: By: Name: Title:

US-DOCS\137446087.12 [FORM OF REVERSE OF NOTE] BIRD GLOBAL, INC. Secured Promissory Note This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Secured Promissory Notes (the “Notes”), initially limited in aggregate principal amount to $57,077,674, all issued under and pursuant to a Note Purchase Agreement, dated as of December 30, 2022 (including all exhibits and schedules hereto, as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”), by and among the Issuer, the Purchasers named therein, and U.S. Bank Trust Company, National Association, as Collateral Agent, to which Agreement and all agreements supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Issuer and the Purchasers of the Notes. Except as provided for in the Agreement, the principal amount on this Note shall be payable, when and if due, only against surrender therefor, while payments of interest on this Note shall be made in accordance with the Agreement. 1. Interest. Interest will accrue on this Note at a rate of 12.0% per annum, payable as set forth in the Agreement. 2. Conversion. The Notes are convertible into shares of Common Stock and cash subject to the terms of the Agreement. 3. Redemption. The Notes will be subject to Redemption as provided in the Agreement. 4. Acceleration of Maturity. The Agreement contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events upon the terms and conditions specified therein. 5. Denominations. The Notes are issuable only in registered form in minimum denominations of $1,000 and any integral multiple of $1.00 in excess thereof, as provided in the Agreement and subject to certain limitations therein set forth. 6. Transfer. This Note is assignable or transferable, in whole or in part, solely to the extent such assignment or transfer is permitted pursuant to the terms of the Agreement. THIS NOTE, AND ANY CLAIM, CONTROVERSY, OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

US-DOCS\137446087.12 CONVERSION NOTICE If you want to convert all or any portion (which must be $1,000 or in integral multiples of $1.00 in excess thereof) of this Note, check the box: o and specify the principal amount to be so converted: $_____________________,000. Date: (Legal Name of Holder) By: Name: Title: Signature Guaranteed: Participant in a Recognized Signature Guarantee Medallion Program By: Authorized Signatory Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Issuer or the transfer agent for the Common Stock, as applicable, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Issuer or the transfer agent for the Common Stock in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

US-DOCS\137446087.12 EXHIBIT C Collateral Agent Terms 1. Appointment of Collateral Agent. (a) Each Purchaser hereby appoints U.S. Bank Trust Company, National Association (together with any successor Collateral Agent pursuant to Section 7 of this Exhibit C) as Collateral Agent under the Note Documents and authorizes the Collateral Agent to (i) take such action on its behalf and to exercise such rights, powers, and remedies and perform such duties as are expressly delegated to the Collateral Agent under the Note Documents and (ii) exercise such powers as are reasonably incidental thereto. Except for Section 8 and the first sentence of Section 7 of this Exhibit C, the provisions of this Exhibit C are solely for the benefit of the Collateral Agent and the Purchasers, and the Issuer shall not have rights as a third-party beneficiary of any of such provisions. (b) Without limiting the generality of clause (a) above, the Collateral Agent is hereby authorized to (i) hold security interests in the Collateral for the ratable benefit of the Purchasers and otherwise act as collateral agent for the Secured Parties for purposes of the perfection of all Liens created by the Note Documents and all other purposes stated therein, (ii) take, at the direction of the Required Purchasers, such action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Note Documents, and (iii) except as may be otherwise specified in any Note Document, exercise, at the direction of the Required Purchasers, all remedies given to the Collateral Agent and the Purchasers with respect to the Issuer and/or the Collateral, whether under the Note Documents, Applicable Law, or otherwise. The Collateral Agent may, upon any term or condition it specifies, perform any and all of its duties and exercise its rights and powers hereunder or under any other Note Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective directors, officers, employees, agents, trustees, representatives, attorneys, accountants, or other advisors or consultants (each, a “Related Party”). The exculpatory, indemnification, and other provisions of this Exhibit C shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub- agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. (c) Each Purchaser hereby irrevocably appoints, designates, authorizes, and directs the Collateral Agent to enter into the Intercreditor Agreement on its behalf and to take action on its behalf pursuant to the provisions thereof as directed by the Required Purchasers. Each Purchaser further agrees to be bound by the terms and conditions of the Intercreditor Agreement. (d) Under the Note Documents, the Collateral Agent (i) is acting solely on behalf of the Purchasers, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Collateral Agent,” the terms “agent,” “Collateral Agent,” and “collateral agent” and similar terms in any Note Document to refer

US-DOCS\137446087.12 to the Collateral Agent, which terms are used for title purposes only, are not intended to connote any fiduciary or other implied (or express) obligations arising under any agency doctrine of any Applicable Law, and are intended to create or reflect only an administrative relationship between contracting parties, (ii) is not assuming any obligation under any Note Document other than as expressly set forth therein or any role as agent, fiduciary, or trustee of or for any Purchaser or any other Person, and (iii) shall have no implied functions, responsibilities, duties, obligations, or other liabilities under any Note Document, and each Purchaser, by accepting the benefits of the Note Documents, hereby waives and agrees not to assert any claim against the Collateral Agent based on the roles, duties, and legal relationships expressly disclaimed in clauses (i) through (iii) above. Except as expressly set forth in the Note Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to the Issuer or any of its Subsidiaries that is communicated to or obtained by U.S. Bank Trust Company, National Association or any of its Affiliates in any capacity. 2. Binding Effect; Reliance on Instructions from Required Purchasers. (a) Each Purchaser, by accepting the benefits of the Note Documents, agrees that (i) any action taken by the Collateral Agent or the Required Purchasers (or, if expressly required in any Note Document, a greater proportion of the Purchasers) in accordance with the provisions of the Note Documents, (ii) any action taken by the Collateral Agent in reliance upon the instructions of the Required Purchasers (or, where so required, such greater proportion), and (iii) the exercise by the Collateral Agent or the Required Purchasers (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Purchasers. (b) If the Collateral Agent shall request instructions from the Required Purchasers or all affected Purchasers with respect to any act or action (including failure to act) in connection with any Note Document, then the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until the Collateral Agent shall have received instructions from the Required Purchasers or all affected Purchasers, as the case may be, and the Collateral Agent shall not incur liability to any Person by reason of so refraining. The Collateral Agent shall be fully justified in failing or refusing to take any action under any Note Document (i) if such action would, in the opinion of the Collateral Agent, be contrary to any Applicable Law or any Note Document, (ii) if such action would, in the opinion of the Collateral Agent, expose the Collateral Agent to any potential liability under any Applicable Law, or (iii) if the Collateral Agent shall not first be indemnified to its satisfaction against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Purchaser shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under any Note Document in accordance with the instructions of the Required Purchasers or all affected Purchasers, as applicable. 3. Collateral Agent’s Reliance, Etc. The Collateral Agent may, without incurring any liability hereunder, (a) consult with any of its Related Parties and, whether or not selected by it, any other legal counsel, advisors, accountants, and other experts (including legal counsel and advisors to, and accountants and experts engaged by, the Issuer), and take or omit to take any

US-DOCS\137446087.12 action in accordance with the advice of any such legal counsel, advisors, accountants, and other experts, and (b) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation or other oral statement, in each case, believed by it to be genuine and to have been transmitted, signed, or otherwise authenticated by the appropriate parties. None of the Collateral Agent or any of its Related Parties shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Note Document, and each Purchaser and the Issuer hereby waives and shall not assert (and the Issuer shall cause its Subsidiaries to waive and agree not to assert) any right, claim, or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of the Collateral Agent or, as the case may be, such Related Party (in each case, as determined in a final, non-appealable judgment of a court of competent jurisdiction) in connection with the duties of the Collateral Agent expressly set forth herein. Without limiting the foregoing, the Collateral Agent: (i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Purchasers or for the actions or omissions of any of its Related Parties, except to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such Related Party; (ii) shall not be responsible to any Purchaser or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency, or value of, or the attachment, perfection, or priority of any Lien created or purported to be created under or in connection with, any Note Document; (iii) makes no warranty or representation, and shall not be responsible, to any Purchaser or other Person for any statement, document, information, representation, or warranty made or furnished by or on behalf of the Issuer or any Related Party of the Issuer in connection with any Note Document or any transaction contemplated therein or any other document or information with respect to the Issuer, whether or not transmitted or (except for documents expressly required under any Note Document to be transmitted to the Purchasers) omitted to be transmitted by the Collateral Agent, including as to completeness, accuracy, scope, or adequacy thereof, or for the scope, nature, or results of any due diligence performed by the Collateral Agent in connection with the Note Documents; and (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Note Document, whether any condition set forth in any Note Document is satisfied or waived, as to the financial condition of the Issuer or as to the existence or continuation or possible occurrence or continuation of any Event of Default, and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from either the Issuer or the Required Purchasers describing such Event of Default that is clearly labeled “notice of default”; and, for each of the items set forth in clauses (i) through (iv) above, each Purchaser and the Issuer hereby waives and agrees not to assert, and the Issuer shall cause its Subsidiaries to waive and agree not to assert, any right, claim, or cause of action it might have against the Collateral Agent based thereon. 4. Collateral Agent Individually. The Collateral Agent and its Affiliates may make loans and other extensions of credit to, acquire stock and stock equivalents of, and engage in any kind of business with the Issuer as though it were not acting as the Collateral Agent and may receive separate fees and other payments therefor. To the extent the Collateral Agent or any of its Affiliates becomes a Purchaser hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Purchaser, and the terms “Purchaser,” “Required Purchaser,” and any similar terms shall, except where otherwise expressly provided in any Note Document, include, without limitation, the Collateral

US-DOCS\137446087.12 Agent or such Affiliate, as the case may be, in its individual capacity as Purchaser, or as one of the Required Purchasers. 5. Purchaser Credit Decision. Each Purchaser acknowledges that it has, independently and without reliance upon the Collateral Agent, any other Purchaser, or any of their Affiliates or upon any document solely or in part because such document was transmitted by the Collateral Agent or any of its Related Parties, conducted its own independent investigation of the financial condition and affairs of the Issuer and has made and will continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Note Document or with respect to any transaction contemplated in any Note Document, in each case, based on such documents and information as it shall deem appropriate. The Collateral Agent shall not have any duty or responsibility to provide any Purchaser with any credit or other information concerning the business, prospects, operations, financial and other condition, or creditworthiness of the Issuer that may come into the possession of the Collateral Agent or any of its Related Parties. 6. Indemnification. Each Purchaser agrees to reimburse the Collateral Agent and each of its Related Parties (to the extent not reimbursed by the Issuer as required under the Note Documents (including pursuant to Section 13.2 of the Agreement)) promptly upon demand for its pro rata share, based on the principal amount of the outstanding Notes held by each of the Purchasers at such time (its “Pro Rata Share”), of any out-of-pocket costs and expenses (including, without limitation, fees, charges, and disbursements of financial, legal, and other advisors and any taxes or insurance paid in the name of, or on behalf of, the Issuer) incurred by the Collateral Agent or any of its Related Parties in connection with the preparation, syndication, execution, delivery, administration, modification, amendment, consent, waiver, or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring, or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Note Document (such costs and expenses, collectively, “Collateral Agent Expenses”). Each Purchaser further agrees to indemnify the Collateral Agent and each of its Related Parties (to the extent not reimbursed by the Issuer as required under the Note Documents (including pursuant to Section 13.2 of the Agreement)), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, fees, charges, and disbursements of financial, legal, and other advisors), or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Collateral Agent or any of its Related Parties in any matter relating to or arising out of, in connection with, or as a result of any Note Document or any other act, event, or transaction related, contemplated in, or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Collateral Agent or any of its Related Parties under or with respect to the foregoing; provided that no Purchaser shall be liable to the Collateral Agent or any of its Related Parties under this Section 6 of this Exhibit C to the extent such liability has resulted from the gross negligence or willful misconduct of the Collateral Agent or, as the case may be, such Related Party, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent required by any Applicable Law, the Collateral Agent may withhold from any payment to any Purchaser under a Note Document an amount equal to any applicable withholding tax. The Collateral Agent may offset against any payment to any Purchaser under a Note Document any applicable withholding tax that was required to be withheld from any prior payment to such Purchaser but which was not so withheld, as well as any other

US-DOCS\137446087.12 amounts for which the Collateral Agent is entitled to indemnification from such Purchaser under the immediately preceding sentence of this Section 6 of this Exhibit C. 7. Successor Collateral Agent. The Collateral Agent may resign at any time by delivering notice of such resignation to the Purchasers and the Issuer, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective, in accordance with the terms of this Section 7 of this Exhibit C. The Required Purchasers may deliver notice of removal to the Collateral Agent, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective, in accordance with the terms of this Section 7 of this Exhibit C. Upon receipt of any such notice of resignation or removal, the Required Purchasers shall have the right to appoint a successor Collateral Agent. If, after 30 days after the date of the retiring Collateral Agent’s notice of resignation, no successor Collateral Agent has been appointed by the Required Purchasers and has accepted such appointment, then the retiring Collateral Agent may, on behalf of the Purchasers, appoint a successor Collateral Agent from among the Purchasers. If no such successor Collateral Agent shall have been appointed by the Required Purchasers and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Purchasers) (the “Resignation Effective Date”), then such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date. Effective immediately upon its resignation, (a) the retiring Collateral Agent shall be discharged from its duties and obligations under the Note Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Purchasers under any of the Note Documents, the retiring Collateral Agent shall continue to hold such collateral security, as bailee, until such time as a successor Collateral Agent is appointed), (b) the Purchasers shall assume and perform all of the duties of the Collateral Agent until a successor Collateral Agent shall have accepted a valid appointment hereunder, (c) the retiring Collateral Agent and its Related Parties shall no longer have the benefit of any provision of any Note Document other than with respect to any actions taken or omitted to be taken while such retiring Collateral Agent was, or because such Collateral Agent had been, validly acting as Collateral Agent under the Note Documents, and (d) subject to its rights under Section 2(b) of this Exhibit C, the retiring Collateral Agent shall take such action as may be reasonably necessary to assign to the successor Collateral Agent its rights as Collateral Agent under the Note Documents. Effective immediately upon its acceptance of a valid appointment as Collateral Agent, a successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges, and duties of the retiring Collateral Agent under the Note Documents (other than any rights to indemnity payments owed to the retiring Collateral Agent). After the retiring Collateral Agent’s resignation or removal hereunder, the provisions of this Exhibit C and Article 12 and Section 13.2 of the Agreement shall continue in effect for the benefit of such retiring Collateral Agent, its sub- agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. 8. Release of Collateral. (a) Each Purchaser hereby consents to the release and hereby directs the Collateral Agent, at the sole cost and expense of the Issuer, to release (or in the case of clause (ii) below, release or subordinate) the following: (i) any Guarantor if all of the stock of such Subsidiary owned directly or indirectly by the Issuer is sold or transferred in a transaction permitted under the Note Documents (including pursuant to a valid waiver or consent), to the extent

US-DOCS\137446087.12 that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to any Note Document; and (ii) any Lien held by the Collateral Agent for the benefit of the Secured Parties against any Collateral that is sold or otherwise disposed of by Issuer in a transaction permitted by the Note Documents (including pursuant to a valid waiver or consent); provided that the Issuer shall have provided to the Collateral Agent a certificate stating that such transaction is permitted under the Note Documents (and each Purchaser hereby authorizes and directs the Collateral Agent to conclusively rely on such certificate in performing its obligations under this clause (a)). (b) Upon request by the Collateral Agent at any time, the Required Purchasers will promptly confirm in writing (which shall not be unreasonably delayed) the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee pursuant to this Section 8. 9. Exculpatory Provisions. (a) The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Agreement, including this Exhibit C, and in the other Note Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Collateral Agent shall not: (i) be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing; (ii) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Agreement, including this Exhibit C, or by the other Note Documents that the Collateral Agent is required to exercise as directed in writing by the Required Purchasers (or such other number or percentage of the Purchasers as shall be expressly provided for in this Agreement or in the other Note Documents), and in all cases the Collateral Agent shall be fully justified in failing or refusing to act hereunder or under any other Note Documents unless it shall (a) receive written instructions from the Required Purchasers (or such other number or percentage of the Purchasers as shall be expressly provided for herein or in the other Note Documents) specifying the action to be taken and (b) be indemnified to its satisfaction by the Purchasers against any and all liability and expenses that may be incurred by it by reason of taking or continuing to take any such action; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any applicable Note Document or Applicable Law; (iii) except as expressly set forth herein and in the other applicable Note Documents, (x) have any duty to disclose or (y) be liable for the failure to disclose, any information relating to the Issuer or any of its Affiliates that is communicated to or obtained by the Collateral Agent or any of its Affiliates in any capacity; or (iv) be liable for any apportionment or distribution of payments made

US-DOCS\137446087.12 by it in good faith and, if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Purchaser to whom payment was due but not made shall be to recover from other Purchasers any payment in excess of the amount to which they are determined to be entitled (and such other Purchasers hereby agree to return to such Purchaser any such erroneous payments received by them). (b) The Collateral Agent shall not be liable for any action taken or not taken by it: (i) with the consent of, or at the request of, the Required Purchasers (or such other number or percentage of the Purchasers as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances, as provided for herein or in the other Note Documents); provided that no action, or any omission to act, taken by the Collateral Agent at the direction of the Required Purchasers (or such other number or percentage of the Purchasers as shall be expressly provided for herein or in the other Note Documents) shall constitute gross negligence or willful misconduct, including, without limitation, Section 6 of this Exhibit C; or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Collateral Agent shall be entitled to request written instructions, or clarification of any instruction or request, from the Required Purchasers (or, if the relevant Note Document stipulates the matter is a decision for any other Purchaser or group of Purchasers, from that Purchaser or group of Purchasers) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority, or discretion, and the Collateral Agent may without any liability hereunder or under any other Note Document refrain from acting unless and until it receives those written instructions or that clarification. In the absence of such written instructions, the Collateral Agent may act (or refrain from acting) as it considers to be in the best interests of the Purchasers. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Collateral Agent shall be binding on all of the Purchasers. (c) The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, or representation made in or in connection with the Agreement or any other Note Document, (ii) the contents of any certificate, report, or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness, or genuineness of this Agreement, any other Note Document or any other agreement, instrument, or document, (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent, (vi) the existence, value, perfection, or priority of any collateral security or the financial or other condition of the Issuer, any Guarantor, or any other obligor or guarantor, or (vii) any failure by the Issuer or Guarantor or any other Person (other than itself) to perform any of its obligations hereunder or under any other Note Document or the performance or observance of any covenants, agreements, or other terms or conditions set forth herein or therein. (d) The Collateral Agent shall not be obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations, or

US-DOCS\137446087.12 responsibilities or the exercise of any right, power, authority, or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. (e) The Collateral Agent shall not be responsible for any unsuitability, inadequacy, expiration, or unfitness of any security interest created hereunder or pursuant to any other Note Document,, nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other Note Document. (f) The Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations hereunder or any other Note Document arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, epidemics, pandemics, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss, or malfunctions of utilities, communications, or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility. (g) The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value, or collectability of the Collateral, the existence, priority, or perfection of the Collateral Agent’s Liens thereon, or any certificate prepared by any party in connection therewith, nor shall the Collateral Agent have any duty to, and shall not be responsible or liable to the Purchasers for any failure to, monitor, maintain, or preserve any portion of the Collateral, any security interests of the Collateral Agent therein, or any filings, registrations, or recordings made with respect thereto. The Collateral Agent shall not have any obligation whatsoever to any Purchaser or any other person to investigate, confirm, or assure that the Collateral exists or is owned by the Issuer or is insured or has been encumbered, or that the liens and security interests granted to the Collateral Agent pursuant hereto or any of the other Note Documents or otherwise have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority.

US-DOCS\137446087.12 EXHIBIT D Taxes; Increased Costs 1. Defined Terms. For purposes of this Exhibit D: (a) “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise taxes or branch profits taxes. (b) “Excluded Taxes” means any of the following taxes imposed on or with respect to a Purchaser or required to be withheld or deducted from a payment to a Purchaser, (i) taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (A) imposed as a result of such Purchaser being organized under the laws of, or having its principal office or, in the case of any Purchaser, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Purchaser, U.S. federal withholding taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in a Note pursuant to a law in effect on the date on which (A) such Purchaser acquires such interest in the Note or (B) such Purchaser changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Exhibit D, amounts with respect to such taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its lending office, (iii) taxes attributable to such Purchaser’s failure to comply with Section 6 of this Exhibit D and (iv) any taxes imposed under FATCA. (c) “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any applicable fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code. (d) “Foreign Purchaser” means a Purchaser that is not a U.S. Person. (e) “Indemnified Taxes” means (i) taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Issuer under any Note Document and (ii) to the extent not otherwise described in clause (i), Other Taxes. (f) “Other Connection Taxes” means, with respect to any Purchaser, taxes imposed as a result of a present or former connection between such Purchaser and the jurisdiction imposing such tax (other than connections arising from such Purchaser having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Note Document, or sold or assigned an interest in any Note or other Note Document).

US-DOCS\137446087.12 (g) “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Note Document, except any such taxes that are Other Connection Taxes imposed with respect to an assignment. (h) “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code. (i) “Withholding Agent” means the Issuer and the Collateral Agent, as applicable. (j) The term “applicable law” includes FATCA, and the term “Note Document” does not include the Voting Agreement or the Share Purchase Agreement. 2. Payments Free of Taxes. Any and all payments by or on account of any obligation of the Issuer under any Note Document shall be made without deduction or withholding for any taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such tax is an Indemnified Tax, then the sum payable by the Issuer shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Exhibit D) the applicable Purchaser receives an amount equal to the sum it would have received had no such deduction or withholding of Indemnified Taxes been made. 3. Payment of Other Taxes by Issuer. The Issuer shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes. 4. Indemnification by Issuer. The Issuer shall indemnify each Purchaser for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 or this Section 4 of this Exhibit D) payable or paid by such Purchaser or required to be withheld or deducted from a payment to such Purchaser and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Issuer by a Purchaser shall be conclusive absent manifest error. 5. Evidence of Payments. As soon as commercially practicable after any payment of taxes by the Issuer to a Governmental Authority pursuant to the provisions of this Exhibit D, the Issuer shall deliver to the applicable Purchaser the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Purchaser.

US-DOCS\137446087.12 6. Status of Purchasers. (a) Any Purchaser that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Note Document shall deliver to the Issuer, at the time or times reasonably requested by the Issuer, such properly completed and executed documentation reasonably requested by the Issuer as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Purchaser, if reasonably requested by the Issuer, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Issuer as will enable the Issuer to determine whether or not such Purchaser is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 6(b)(i), 6(b)(ii) and 6(b)(iv) of this Exhibit D) shall not be required if in the Purchaser’s reasonable judgment such completion, execution or submission would subject such Purchaser to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Purchaser. (b) Without limiting the generality of the foregoing, in the event that Issuer is a U.S. Person, (i) any Purchaser that is a U.S. Person shall deliver to the Issuer on or prior to the date on which such Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer), executed copies of IRS Form W-9 certifying that such Purchaser is exempt from U.S. federal backup withholding tax; (ii) any Foreign Purchaser shall, to the extent it is legally entitled to do so, deliver to the Issuer (in such number of copies as shall be requested by the Issuer) on or prior to the date on which such Foreign Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer), whichever of the following is applicable: A. in the case of a Foreign Purchaser claiming the benefits of an income tax treaty to which the United States is a party, executed copies of IRS Form W-8BEN or IRS Form W- 8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the applicable article(s) of such tax treaty; B. executed copies of IRS Form W-8ECI; C. in the case of a Foreign Purchaser claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate in form and substance reasonably acceptable to the Issuer, to the effect that such Foreign Purchaser is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Issuer within the

US-DOCS\137446087.12 meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W- 8BEN-E; or D. to the extent a Foreign Purchaser is not the beneficial owner, executed copies of IRS Form W- 8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W- 8BEN-E, a U.S. Tax Compliance Certificate in form and substance reasonably acceptable to the Issuer, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Purchaser is a partnership and one or more direct or indirect partners of such Foreign Purchaser are claiming the portfolio interest exemption, such Foreign Purchaser may provide a U.S. Tax Compliance Certificate in form and substance reasonably acceptable to the Issuer on behalf of each such direct and indirect partner; (iii) any Foreign Purchaser shall, to the extent it is legally entitled to do so, deliver to the Issuer (in such number of copies as shall be requested by the Issuer) on or prior to the date on which such Foreign Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Issuer to determine the withholding or deduction required to be made; and (iv) if a payment made to a Purchaser under any Note Document would be subject to U.S. federal withholding tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Purchaser shall deliver to the Issuer at the time or times prescribed by law and at such time or times reasonably requested by the Issuer such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Issuer as may be necessary for the Issuer to comply with its obligations under FATCA and to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (c) Each Purchaser agrees that if any form or certification it previously delivered to the Issuer expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Issuer in writing of its legal inability to do so.

US-DOCS\137446087.12 7. Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any taxes as to which it has been indemnified pursuant to the provisions of this Exhibit D (including by the payment of additional amounts pursuant to the provisions of this Exhibit D), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under the provisions of this Exhibit D with respect to the taxes giving rise to such refund), net of all out- of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 7 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 7, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 7 the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This Section 7 shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person. 8. Survival. Each party’s obligations under the provisions of this Exhibit D shall survive the resignation or replacement of the Collateral Agent or any assignment of rights by, or the replacement of, a Purchaser and the repayment, satisfaction or discharge of all obligations under any Note Document.